As filed with the Securities and Exchange Commission on February 28, 1995

                                                      Registration No. 33-57583
- --------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ---------

                                 Pre-Effective
                                Amendment No. 1
                                       to

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               Johnson & Johnson
             (Exact name of Registrant as specified in its charter)

       New Jersey                            2844                 22-1024240
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                             JAMES R. HILTON, ESQ.
                          One Johnson & Johnson Plaza
                        New Brunswick, New Jersey 08933
                                 (908) 524-0400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

         ROBERT A. KINDLER, ESQ.                  MERRILL M. KRAINES, ESQ.
         Cravath, Swaine & Moore                  Fulbright & Jaworski L.L.P.
            Worldwide Plaza                          666 Fifth Avenue
           825 Eighth Avenue                        New York, NY 10103
           New York, NY 10019                         (212) 318-3000
           (212) 474-1000

                                   ---------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                                   ---------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

- --------------------------------------------------------------------------------

                               JOHNSON & JOHNSON
                                  ------------


                Cross-Reference Sheet Between Items in Form S-4
            and Prospectus Pursuant to Item 501(b) of Regulation S-K


Form S-4 Item                                    Location in Prospectus
- -------------                                    ----------------------

A. Information About the Transaction

 1. Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus ...  Outside Front Cover Page

 2. Inside Front and Outside Back Cover
     Pages of Prospectus ......................  Table of Contents; Available
                                                  Information; Incorporation of
                                                  Certain Documents by Reference

 3. Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information ............  Summary

 4. Terms of the Transaction ..................  Summary; The Special Meeting;
                                                  The Merger; The Merger
                                                  Agreement; Comparison of
                                                  Rights of Holders of Common
                                                  Stock of J&J and Mitek

 5. Pro Forma Financial Information ...........  Not Applicable

 6. Material Contacts with the Company
     Being Acquired ...........................  The Merger

 7. Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to be Underwriters ................  Not Applicable

 8. Interests of Named Experts and Counsel ....  Experts; Legal Matters

 9. Disclosure of Commission Position on
    Indemnification for Securities Act
     Liabilities ..............................  Not Applicable

B. Information About the Registrant

10. Information with Respect to S-3
     Registrants ..............................  Available Information;
                                                  Incorporation of Certain
                                                  Documents by Reference;
                                                  Summary; The Merger;
                                                  Comparative Stock Prices and
                                                  Dividends

11. Incorporation of Certain Information by
     Reference ................................  Incorporation of Certain
                                                  Documents by Reference

12. Information with Respect to S-2 or S-3
     Registrants ..............................  Not Applicable

13. Incorporation of Certain Information by
     Reference ................................  Not Applicable

14. Information with Respect to Registrants
     Other Than S-3 or S-2 Registrants ........  Not Applicable

C. Information About the Company Being Acquired

15. Information with Respect to S-3
     Companies ................................  Incorporation of Certain
                                                  Documents by Reference

16. Information with Respect to S-2 or S-3
     Companies ................................  Not Applicable

Form S-4 Item                                    Location in Prospectus
- -------------                                    ----------------------

17. Information with Respect to Companies
     Other Than S-2 or S-3 Companies ..........  Not Applicable

D.Voting and Management Information

18. Information if Proxies, Consents or
     Authorizations are to be Solicited .......  Summary; The Special Meeting;
                                                  The Merger

     1. Date, Time and Place Information ......  Outside Front Cover Page;
                                                  Summary

     2. Revocability of Proxy .................  The Special Meeting

     3. Dissenters' Rights of Appraisal .......  Summary; Appraisal Rights

     4. Persons Making the Solicitation .......  Summary; The Special Meeting

     5. Interest of Certain Persons in
         Matters to be Acted Upon and
         Voting Securities and Principal
         Holders Thereof ......................  Incorporation of Certain
                                                  Documents by Reference;
                                                  Summary; The Special Meeting;
                                                  The Merger; The Merger
                                                  Agreement; Management and
                                                  Operations After the Merger

     6. Vote Required for Approval ............  The Special Meeting

     7. Directors and Executive Officers,
         Executive Compensation and
         Certain Relationships and Related
         Transactions .........................  Incorporation of Certain
                                                  Documents by Reference

19. Information if Proxies, Consents or
     Authorizations are not to be Solicited
     in an Exchange Offer .....................  Not Applicable

                             [Letterhead of Mitek]


                                                                  March 1, 1995


Dear Stockholder:


     You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Mitek Surgical Products, Inc. ("Mitek"), which will be held on Tuesday, April 4, 1995 at 10:00 a.m., local time, at the Hilton of Dedham Place, 95 Dedham Place, Dedham, Massachusetts.


     At the Special Meeting, holders of Mitek's common stock, par value $.01 per share ("Mitek Common Stock"), will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger among Johnson & Johnson, a subsidiary of Johnson & Johnson and Mitek (the "Merger Agreement") with respect to the merger of the Johnson & Johnson subsidiary into Mitek as provided for in the Merger Agreement (the "Merger"). In the Merger, each outstanding share of Mitek Common Stock will be converted into shares of the common stock of Johnson & Johnson, as described in the accompanying Proxy Statement/Prospectus, and Mitek will become a wholly owned subsidiary of Johnson & Johnson. Mitek stockholders will receive cash in lieu of any fractional shares.

     Lehman Brothers Inc., Mitek's financial advisor, has rendered its opinion that the consideration to be offered to the holders of Mitek Common Stock pursuant to the Merger is fair to such stockholders from a financial point of view. A copy of this opinion appears as Annex II to the Proxy
Statement/Prospectus.

     You should read carefully the accompanying Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus for details of the Merger and additional related information.

     THE BOARD OF DIRECTORS OF MITEK HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF MITEK HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF MITEK AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF MITEK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     The affirmative vote of holders of a majority of the outstanding shares of Mitek Common Stock is necessary to adopt the Merger Agreement.

     I look forward to greeting personally those stockholders who are able to be present at the Special Meeting; however, whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

     Please do not send your share certificates with your proxy card. If the Merger Agreement is adopted by the Mitek stockholders and all other conditions to the Merger are satisfied, you will receive a transmittal form and instructions for the surrender and exchange of your shares.

     Thank you for your cooperation.

                                           Sincerely,



                                           Kenneth W. Anstey
                                           President and Chief Executive Officer

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                             [Letterhead of Mitek]


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 4, 1995


     TO THE STOCKHOLDERS OF MITEK SURGICAL PRODUCTS, INC.:


     A special meeting of the stockholders (the "Special Meeting") of Mitek Surgical Products, Inc., a Delaware corporation ("Mitek"), will be held on Tuesday, April 4, 1995 at 10:00 a.m., local time, at the Hilton at Dedham Place, 95 Dedham Place, Dedham, Massachusetts, for the following purposes:


          1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 3, 1995 (the "Merger Agreement"), among Johnson & Johnson, a New Jersey corporation, MTS Merger Corp., a Delaware corporation and wholly owned subsidiary of Johnson & Johnson ("Merger Sub"), and Mitek with respect to the merger of Merger Sub into Mitek upon the terms and subject to the conditions thereof (the "Merger"). Pursuant to the Merger Agreement, Mitek will become a wholly owned subsidiary of Johnson & Johnson, and each share of Mitek common stock, par value $.01 per share ("Mitek Common Stock"), issued and outstanding at the effective time of the Merger, together with the associated right under Mitek's stockholder rights plan, will be converted into the right to receive that number (the "Exchange Ratio") of shares of Johnson & Johnson's common stock, par value $1.00 per share ("J&J Common Stock"), equal to the amount obtained by dividing $30.00 by the average of the closing prices on the New York Stock Exchange ("NYSE") per share of J&J Common Stock during the 10 consecutive trading days immediately preceding the closing date of the Merger; provided, however, that in no event will the Exchange Ratio be greater than
     0.6161 or less than 0.5041. The Merger is more completely described in the accompanying Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Annex I thereto.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


     Only holders of record of shares of Mitek Common Stock at the close of business on February 23, 1995, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof.


     The affirmative vote of the holders of a majority of the outstanding shares of Mitek Common Stock is necessary to adopt the Merger Agreement.

     Holders of Mitek Common Stock will not be entitled to appraisal rights as a result of the Merger. Under Delaware law, appraisal rights are unavailable to holders of Mitek Common Stock because Mitek Common Stock was, on the record date, quoted on the Nasdaq National Market and will be converted into shares of J&J Common Stock, which at the effective time of the Merger will be listed on the NYSE.

         Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT
THIS TIME. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of Mitek a written revocation bearing a later date or by attending and voting at the Special Meeting.



                                              By Order of the Board of Directors



                                              Richard M. Altieri
                                              Secretary


Westwood, Massachusetts
March 1, 1995

                         MITEK SURGICAL PRODUCTS, INC.
                                PROXY STATEMENT

                                  -----------

                               JOHNSON & JOHNSON

                                   PROSPECTUS


     This Proxy Statement/Prospectus is being furnished to the stockholders of Mitek Surgical Products, Inc. ("Mitek") in connection with the solicitation of proxies by the Board of Directors of Mitek (the "Mitek Board") for use at the special meeting of stockholders of Mitek to be held on Tuesday, April 4, 1995 at 10:00 a.m., local time, at the Hilton at Dedham Place, 95 Dedham Place, Dedham, Massachusetts, including any adjournments or postponements thereof (the "Special Meeting").


     At the Special Meeting, the holders of Mitek common stock, par value $.01 per share ("Mitek Common Stock"), will consider and vote upon the approval and adoption of the Agreement and Plan of Merger dated as of January 3, 1995 (the "Merger Agreement"), among Johnson & Johnson ("J&J"), MTS Merger Corp., a wholly owned subsidiary of J&J ("Merger Sub"), and Mitek with respect to the merger of Merger Sub into Mitek upon the terms and subject to the conditions thereof (the "Merger"). Pursuant to the Merger Agreement, each share of Mitek Common Stock issued and outstanding at the effective time of the Merger, together with the associated right under Mitek's stockholder rights plan, will be converted into the right to receive that number of shares of J&J common stock, par value $1.00 per share ("J&J Common Stock"), equal to the amount obtained by dividing $30.00 by the average of the closing prices of J&J Common Stock as reported on the New York Stock Exchange Composite Tape during the 10 trading days immediately preceding the closing date of the Merger; provided, however, that in no event will such amount be greater than 0.6161 or less than 0.5041.

     The Mitek Board is unanimously recommending that the stockholders of Mitek vote for the approval and adoption of the Merger Agreement, pursuant to which Mitek would become a wholly owned subsidiary of J&J and stockholders of Mitek would become stockholders of J&J.

     This Proxy Statement/Prospectus also serves as a Prospectus of J&J under the Securities Act of 1933 (the "Securities Act") relating to the shares of J&J Common Stock issuable in connection with the Merger.


     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Mitek on or about March 1, 1995.


                                  -----------

      THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR
          DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
               PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
                  STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------


         The date of this Proxy Statement/Prospectus is March 1, 1995.

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
Available Information ..........................................................    3
Incorporation of Certain Documents by Reference ................................    3
Summary ........................................................................    5
  Special Meeting ..............................................................    5
  Votes Required ...............................................................    5
  The Merger ...................................................................    5
  Market Price Data ............................................................    8
  Recent Developments ..........................................................    8
  Certain Financial Data .......................................................    9
The Special Meeting ............................................................   11
  Special Meeting ..............................................................   11
  Record Date; Shares Entitled to Vote; Vote Required ..........................   11
  Proxies; Proxy Solicitation ..................................................   11
Johnson & Johnson ..............................................................   12
Mitek Surgical Products, Inc. ..................................................   12
Recent Developments ............................................................   12
The Merger .....................................................................   12
  Background of the Merger .....................................................   12
  Recommendation of the Mitek Board and Reasons for the Merger .................   16
  Opinion of Financial Advisor .................................................   17
  Effective Time ...............................................................   20
  Merger Consideration .........................................................   20
  Exchange Agent; Exchange Procedures; Dividends; No Further Ownership Rights in
    Mitek Common Stock; No Fractional Shares ...................................   21
  Stock Exchange Listing .......................................................   22
  Expenses .....................................................................   22
  Material Federal Income Tax Consequences .....................................   22
  Accounting Treatment .........................................................   23
  Effect on Employee Benefit and Stock Plans ...................................   23
  Interests of Certain Persons in the Merger ...................................   23
  Resale of J&J Common Stock ...................................................   26
  No Solicitation ..............................................................   26
  Right of the Mitek Board to Withdraw Recommendation ..........................   27
  Certain Fees and Expenses ....................................................   27
The Merger Agreement ...........................................................   27
  The Merger ...................................................................   27
  Representations and Warranties ...............................................   28
  Business of Mitek Pending the Merger .........................................   29
  Certain Additional Agreements ................................................   30
  Conditions to the Consummation of the Merger .................................   30
  Termination, Amendment and Waiver ............................................   31
Management and Operations After the Merger .....................................   32
Comparative Stock Prices and Dividends .........................................   32
Comparison of Rights of Common Stockholders of J&J and Mitek ...................   33
Other Matters ..................................................................   38
  Regulatory Approvals Required ................................................   38
Absence of Appraisal Rights ....................................................   38
Experts ........................................................................   38
Legal Matters ..................................................................   38

ANNEXES
  Annex I  Agreement and Plan of Merger ........................................  I-1
  Annex II Opinion of Lehman Brothers Inc. ..................................... II-1


                                       2

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION AND THE OFFERING MADE BY THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

     NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF J&J OR MITEK SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     J&J and Mitek are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, J&J and Mitek file proxy statements, reports and other information with the Securities and Exchange Commission (the "SEC"). This filed material can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: Chicago Regional Office (Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661) and New York Regional Office (Seven World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005 for J&J, and the National Association of Securities Dealers, Inc. (the "NASD"), 1935 K Street, N.W., Washington, D.C. 20006 for Mitek.

     J&J has filed a Registration Statement on Form S-4 (the "Registration Statement") with the SEC under the Securities Act with respect to the J&J Common Stock to be issued upon consummation of the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following J&J documents are incorporated by reference in this Proxy Statement/Prospectus: (i) J&J's Annual Report on Form 10-K for the year ended January 2, 1994, (ii) J&J's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1994, July 3, 1994 and October 2, 1994, (iii) J&J's Form 10-Q/A relating to the quarter ended October 2, 1994, (iv) J&J's Current Reports on Form 8-K dated October 5, 1994 and December 2, 1994 and (v) the description of J&J Common Stock set forth in J&J's Registration Statements filed pursuant to
Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     The following Mitek documents are incorporated by reference in this Proxy Statement/Prospectus: (i) Mitek's Annual Report on Form 10-K for the year ended December 31, 1993, (ii) Mitek's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, (iii) Mitek's Form 10-Q/A relating to the quarter ended September 30, 1994, (iv) Mitek's Current Reports on Form 8-K dated December 5, 1994 and January 3, 1995, (v) the description of Mitek Common Stock set forth in Mitek's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description, and (vi) the description of the rights (the "Rights") issued by Mitek pursuant to the Rights Agreement dated as of January

3, 1995, between Mitek and Continental Stock Transfer & Trust Company (the "Mitek Rights Agreement") contained in the Registration Statement on Form 8-A dated January 4, 1995, whereby Mitek registered the Rights pursuant to Section 12 of the Exchange Act.


     A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented herein or delivered herewith will be provided by first-class mail without charge to each person, including any beneficial owner, to whom a Proxy Statement/Prospectus is delivered, upon oral or written request of any such person. With respect to J&J's documents, requests should be directed to Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933 (telephone (908) 524-2455). With respect to Mitek's documents, requests should be directed to Richard M. Altieri, Secretary, 60 Glacier Drive, Westwood, Massachusetts 02090 (telephone (617) 461-9700). In order to ensure timely delivery of the documents in advance of the meeting to which this Proxy Statement/Prospectus relates, any such request should be made by March 24, 1995.


     All reports and definitive proxy or information statements filed by J&J and Mitek pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting, shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

     All information contained in this Proxy Statement/Prospectus relating to J&J has been supplied by J&J, and all information relating to Mitek has been supplied by Mitek.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, in the attached Annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement/Prospectus and the attached Annexes in their entirety.

Special Meeting


     The Special Meeting will be held at 10:00 a.m., local time, on Tuesday, April 4, 1995 at the Hilton at Dedham Place, 95 Dedham Place, Dedham, Massachusetts. Only holders of record of Mitek Common Stock at the close of business on February 23, 1995 (the "Record Date"), will be entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, holders of Mitek Common Stock will be asked to consider and vote upon the approval and adoption of the Merger Agreement, a copy of which is attached as Annex I to this Proxy Statement/Prospectus, pursuant to which Merger Sub will be merged with and into Mitek. Mitek will be the surviving corporation in the Merger (the "Surviving Corporation") and will become a wholly owned subsidiary of J&J. Holders of Mitek Common Stock will also transact such other business as may properly come before the Special Meeting. See "THE SPECIAL MEETING--Special Meeting".


Votes Required


     The affirmative vote of the holders of a majority of the outstanding shares of Mitek Common Stock is required for the approval and adoption of the Merger Agreement. As of the Record Date, there were 4,275,516 shares of Mitek Common Stock outstanding, of which 277,150 shares (approximately 6.5% of the outstanding shares of Mitek Common Stock) were owned by directors and executive officers of Mitek and their affiliates. All such directors and executive officers of Mitek and their affiliates have indicated to Mitek that they intend to vote all such shares in favor of the adoption of the Merger Agreement.


     No J&J stockholders' approval is required to effect the Merger.

The Merger

     The Parties. J&J, incorporated in New Jersey since 1887, employs approximately 81,500 people worldwide and is engaged in the manufacture and sale of a broad range of products in the health care field in many countries of the world. Its principal business segments are consumer products, consisting of toiletries and hygienic products including dental and baby care products, first-aid products, non-prescription drugs, sanitary protection products and adult incontinence products; pharmaceutical products consisting principally of prescription drugs; and professional products consisting of sutures, mechanical wound closure products, less invasive surgical instruments, diagnostic products, ophthalmic equipment and devices, medical equipment and devices, surgical instruments, joint replacements and products for wound management and infection, which professional products are used principally in the professional fields by physicians, nurses, therapists, hospitals, diagnostic laboratories and clinics.

     The principal executive offices of J&J are located at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. The telephone number is (908) 524-0400.

     Merger Sub, a Delaware corporation, is a wholly owned subsidiary of J&J formed solely for the purpose of the Merger.

     Mitek, a Delaware corporation, is a supplier of minimally invasive proprietary surgical implants which facilitate the reattachment of damaged tendons, ligaments and other soft tissue to bone. Mitek's principal products are marketed worldwide and consist of a line of suture anchors which utilize Nitinol, a highly elastic nickel-titanium alloy, and related surgical instruments. In addition, pursuant to an acquisition of substantially all the assets of the suture anchor soft tissue reattachment business of Medicine Lodge, Inc. and GCL, L.C. (collectively, "Medicine Lodge") on December 5, 1994, Mitek also manufactures suture anchors based on a threaded screw technology.

     The principal executive offices of Mitek are located at 60 Glacier Drive, Westwood, Massachusetts 02090. The telephone number is (617) 461-9700.

     Merger Consideration. At the effective time of the Merger (the "Effective Time"), each outstanding share of Mitek Common Stock (together with the associated Right), other than shares owned by J&J, Mitek or their subsidiaries, will be converted into the right to receive that number of fully paid and nonassessable shares, rounded to the nearest ten-thousandth of a share (the "Exchange Ratio"), of J&J Common Stock equal to the amount obtained by dividing $30.00 by the Average J&J Price (as defined herein); provided, however, that in no event will the Exchange Ratio be greater than 0.6161 or less than 0.5041. The "Average J&J Price" will be an amount equal to the average per share closing price of J&J Common Stock as reported on the NYSE Composite Transactions Tape for the 10 trading days immediately preceding the closing of the Merger (the "Closing Date"). No fractional shares of J&J Common Stock will be issued in the Merger and holders of shares of Mitek Common Stock will be entitled to a cash payment in lieu of any such fractional shares.

     Recommendation of the Mitek Board and Reasons for the Merger. The Mitek Board has unanimously approved the Merger Agreement. The Mitek Board has determined that the Merger is in the best interests of Mitek and its stockholders, and unanimously recommends that the stockholders of Mitek vote FOR the approval and adoption of the Merger Agreement. In reaching its decision to approve the Merger, the Mitek Board considered a number of factors. See "THE MERGER--Background of the Merger" and "--Recommendation of the Mitek Board and Reasons for the Merger".

     Opinion of Financial Advisor. Lehman Brothers Inc. ("Lehman Brothers") has delivered its written opinion dated January 3, 1995, to the Mitek Board that, as of such date, the consideration to be offered to the Mitek stockholders in the Merger is fair, from a financial point of view, to such holders. The full text of the opinion of Lehman Brothers, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Lehman Brothers, is included as Annex II to this Proxy Statement/Prospectus. Mitek stockholders are urged to read the opinion in its entirety.


     Interests of Certain Persons in the Merger. As of February 23, 1995, directors and executive officers of Mitek owned (i) 277,150 shares of Mitek Common Stock (for which they will receive the same consideration as other Mitek stockholders) and (ii) options to acquire 503,625 shares of Mitek Common Stock, which will be treated as described below under "THE MERGER--Effect on Employee Benefit and Stock Plans". In addition, certain executive officers of Mitek are parties to the Executive Employment Agreements (as defined herein) with Mitek pursuant to which significant payments and other benefits may be provided to such persons following a "Change in Control" (as defined herein), including the Merger. In addition, Kenneth W. Anstey, President, Chief Executive Officer and a director of Mitek, will enter into an employment agreement pursuant to which Mr. Anstey will serve as president of the Surviving Corporation. It is currently anticipated that the executive officers of Mitek will continue in their current capacities and that Mr. Anstey will serve as a director of the Surviving Corporation. J&J has also agreed that the rights of present and former directors, officers and employees of Mitek to indemnification under Mitek's Certificate of Incorporation and By-laws will be maintained for a period of not less than six years after the Effective Time and that, subject to certain exceptions, the level and scope of Mitek's current directors' and officers' insurance policy will be continued for a period of not less than six years after the Effective Time. See "THE MERGER--Interests of Certain Persons in the Merger".

     Regulatory Approvals Required. The consummation of the Merger is subject to the expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On February 16, 1995, the relevant waiting period under the HSR Act terminated. See "OTHER MATTERS--Regulatory Approvals Required".


     Conditions to the Merger. The obligations of J&J and Mitek to consummate the Merger are subject to various conditions, including, without limitation, obtaining Mitek stockholder approval and regulatory approvals, approval for listing (subject to official notice of issuance) on the NYSE of the J&J Common Stock to be issued in connection with the Merger and the absence of any injunction or other legal restraint preventing, or the threat of governmental action seeking to prevent, the consummation of the Merger. See "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger".

         No Solicitation. The Merger Agreement provides that Mitek may not, nor may it permit any of its subsidiaries to, nor may it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to (i) solicit, initiate or encourage the submission of any Takeover Proposal (as defined herein) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. However, to the extent required by the fiduciary obligations of the Mitek Board, determined in good faith by a majority of the disinterested members thereof based on the advice of independent counsel, Mitek may, in response to an unsolicited Takeover Proposal and subject to compliance with Mitek's responsibility to keep J&J informed in all material respects of the status and details of any such Takeover Proposal and certain other conditions, furnish information with respect to Mitek to any person pursuant to a customary confidentiality agreement. See "THE MERGER--No Solicitation".

     Right of the Mitek Board to Withdraw Recommendation. Under the Merger Agreement, the Mitek Board or any committee thereof may not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to J&J, the Mitek Board's approval or recommendation of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. However, to the extent required by the fiduciary obligations of the Mitek Board, as determined in good faith by a majority of the disinterested members thereof, based on the advice of independent counsel, the Mitek Board may (i) withdraw or modify its approval or recommendation of the Merger Agreement or the Merger,
(ii) approve or recommend a Superior Proposal (as defined herein), (iii) enter into an agreement with respect to such Superior Proposal or (iv) terminate the Merger Agreement, in each case at any time after the second business day following J&J's receipt of written notice advising J&J that the Mitek Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In the event the Mitek Board enters into an agreement with respect to any Takeover Proposal, the Merger Agreement requires Mitek to, concurrently with entering into any such agreement, pay to J&J the fees and expenses described below under "--Certain Fees and Expenses". See "THE MERGER--Right of the Mitek Board to Withdraw Recommendation".

     Certain Fees and Expenses. The Merger Agreement requires Mitek to promptly pay to J&J $5 million, plus all Expenses (as defined herein) up to $1 million, if the Merger Agreement is terminated (i) by J&J in the event that prior to the Special Meeting a Takeover Proposal is commenced, publicly proposed, publicly disclosed or communicated to Mitek (or the willingness of any person to make a Takeover Proposal is publicly disclosed or communicated to Mitek) and (a) the requisite approval of Mitek's stockholders for the Merger is not obtained at the Special Meeting, (b) the Special Meeting does not occur prior to September 30, 1995 under certain circumstances or (c) the Mitek Board (or any committee thereof) shall have withdrawn or modified its approval or recommendation of the Merger or the Merger Agreement or approved or recommended any Takeover Proposal or (ii) by either J&J or Mitek in connection with the Mitek Board, in accordance with the provision described under "Right of the Mitek Board to Withdraw Recommendation" above, entering into an agreement with respect to a Superior Proposal. See "THE MERGER--Certain Fees and Expenses".

     Termination. The Merger Agreement may be terminated, and the Merger contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after approval by the stockholders of Mitek of matters presented in connection with the Merger (i) by mutual written consent of J&J and Mitek, (ii) by either party if (a) the required approval of the stockholders of Mitek is not obtained at the Special Meeting, (b) the Merger shall not have been consummated on or before September 30, 1995 or (c) any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, (iii) by J&J if J&J is entitled to collect the fees and expenses described under "--Certain Fees and Expenses" above or (iv) by Mitek in connection with it entering into a definitive agreement pursuant to a Superior Proposal, if Mitek makes simultaneous payment of the fees and expenses described under "--Certain Fees and Expenses" above. See "THE MERGER AGREEMENT--Termination, Amendment and Waiver".

     Absence of Appraisal Rights. In accordance with Section 262 of the Delaware General Corporation Law (the "DGCL"), holders of Mitek Common Stock are not entitled to appraisal rights in connection with the Merger. See "ABSENCE OF APPRAISAL RIGHTS".

     Certain Federal Income Tax Consequences. Consummation of the Merger is conditioned upon delivery of opinions of Cravath, Swaine & Moore, counsel to J&J, and Fulbright & Jaworski L.L.P., counsel to Mitek, that for

Federal income tax purposes, under current law and assuming that the Merger will take place as described in the Merger Agreement and that certain factual matters represented by J&J, Merger Sub and Mitek are true and correct at the time of the consummation of the Merger, the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), J&J, Merger Sub and Mitek will each be a party to the reorganization within the meaning of Section 368(b) of the Code and no gain or loss will be recognized by J&J, Merger Sub or Mitek in the Merger. Accordingly, no gain or loss will be recognized by the stockholders of Mitek upon receipt of J&J Common Stock in exchange for their Mitek Common Stock, except that a holder of Mitek Common Stock who receives cash in lieu of a fractional share of J&J Common Stock will recognize gain or loss equal to the difference between the amount of such cash and the tax basis allocated to such stockholder's fractional share of J&J Common Stock. See "THE MERGER--Material Federal Income Tax Consequences".

     Anticipated Accounting Treatment. J&J intends to treat the Merger as a "purchase" for accounting and financial reporting purposes.


     Certain Considerations. In considering whether to vote in favor of the adoption of the Merger Agreement, Mitek stockholders should consider the following: (i) the Exchange Ratio will be determined based on the Average J&J Price; (ii) if the Average J&J Price is greater than $48.69 and less than $59.51, then (a) if the market price of J&J Common Stock on the Closing Date is less than the Average J&J Price, Mitek stockholders will receive J&J Common Stock with a market value of less than $30.00 for each share of Mitek Common Stock they own and (b) if the market price of J&J Common Stock on the Closing Date is greater than the Average J&J Price, Mitek stockholders will receive J&J Common Stock with a market value of greater than $30.00 for each share of Mitek Common Stock they own; (iii) if the Average J&J Price is less than $48.69, then
(a) if the market price of J&J Common Stock on the Closing Date is less than $48.69, Mitek stockholders will receive J&J Common Stock with a market value of less than $30.00 for each share of Mitek Common Stock they own and (b) if the market price of J&J Common Stock on the Closing Date is greater than $48.69, Mitek stockholders will receive J&J Common Stock with a market value of greater than $30.00 for each share of Mitek Common Stock they own; (iv) if the Average J&J Price is greater than $59.51, then (a) if the market price of J&J Common Stock on the Closing Date is less than $59.51, Mitek stockholders will receive J&J Common Stock with a market value of less than $30.00 for each share of Mitek Common Stock they own and (b) if the market price of J&J Common Stock on the Closing Date is greater than $59.51, Mitek stockholders will receive J&J Common Stock with a market value of greater than $30.00 for each share of Mitek Common Stock they own; and (v) the market price of a share of J&J Common Stock on the Closing Date can be expected to vary from the Average J&J Price as well as from its price as of the date of this Proxy Statement/Prospectus and the date of the Special Meeting due to changes in the business, operations or prospects of J&J, general market and economic conditions and other factors.


Market Price Data

     J&J Common Stock (symbol: JNJ) is listed for trading on the NYSE and Mitek Common Stock (symbol: MYTK) is quoted on the Nasdaq National Market.


     The following table sets forth the last reported sales prices per share of J&J Common Stock on the NYSE Composite Transactions Tape and of Mitek Common Stock on the Nasdaq National Market on January 3, 1995, the last trading day before announcement of the Merger Agreement, and on February 24, 1995:


                                             J&J                Mitek
                                         Common Stock        Common Stock
                                         ------------        ------------


January 3, 1995 ......................     $54 1/2             $23 1/2
February 24, 1995 ....................      57 1/8              29 7/8


Recent Developments


     J&J. On January 24, 1995, J&J reported it had total sales for 1994 of $15.73 billion, an increase of 11.3% over the $14.14 billion reached in 1993, consolidated net earnings for 1994 of $2.01 billion, an increase of 12.3% over the $1.79 billion reached in 1993, and earnings per share for 1994 of $3.12, an increase of 13.9% over the $2.74 in earnings per share reached in 1993.

     Mitek. On February 24, 1995, Mitek reported that it had revenue for 1994 of $25.69 million, an increase of 20.7% over the $21.28 million reached in 1993, net income for 1994 of $4.31 million, an increase of 17.6% over the $3.66 million reached in 1993, and net income per share for 1994 of $0.97, an increase of 18.3% over the $0.82 in net income per share reached in 1993.


Certain Financial Data

     The Merger will not have a material impact, on a pro forma basis, on the J&J financial data presented below.

     The following tables present selected historical consolidated financial data for each of J&J and Mitek. The selected historical consolidated financial data are derived from the historical consolidated financial statements of J&J and Mitek that are incorporated by reference in this Proxy Statement/Prospectus. The information set forth below should be read in conjunction with such historical financial statements and the notes thereto. The historical consolidated financial statements of J&J have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, for each of the five years in the period ended January 2, 1994. The historical consolidated financial statements of Mitek have been audited by Price Waterhouse LLP, independent accountants, for each of the five years in the period ended December 31, 1993. The historical consolidated financial statements as of and for the nine months ended October 2, 1994 and October 3, 1993, for J&J, and September 30, 1994 and 1993, for Mitek, are unaudited; however, in each of J&J's and Mitek's opinion (with respect to its own statements), such statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of J&J's and Mitek's respective financial position and results of operations for such periods. The results of operations for the respective nine-month periods in 1994 may not be indicative of results of operations to be expected for a full year. The historical consolidated financial data for Mitek do not reflect the acquisition of certain assets of Medicine Lodge, which occurred on December 5, 1994.

                       JOHNSON & JOHNSON AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA

                (Dollars in millions, except per share figures)



EARNINGS DATA
                                                        Year Ended                          Nine Months Ended
                             ------------------------------------------------------------ ---------------------
                             December 31, December 30, December 29, January 3, January 2, October 3, October 2,
                                 1989        1990         1991        1993        1994      1993        1994
                             ------------ ------------ ------------ ---------- ---------- ---------- ----------


Sales ........................  $9,757      $11,232     $12,447     $13,753      $14,138    $10,607    $11,644
Costs and expenses ...........   8,243        9,609      10,409      11,546       11,806      8,655      9,433
Earnings before taxes ........   1,514        1,623       2,038       2,207        2,332      1,952      2,211
Net earnings .................   1,082        1,143(1)    1,461       1,030(2)     1,787      1,452      1,628
Net earnings per share .......  $ 1.62       $ 1.72(1)   $ 2.19     $  1.56(2)   $  2.74    $  2.22    $  2.53
Cash dividends per share .....  $ 0.56       $ 0.66      $ 0.77     $  0.89      $  1.01    $  0.75    $  0.84


BALANCE SHEET DATA

                             December 31, December 30, December 29, January 3, January 2,            October 2,
                                 1989        1990         1991        1993        1994                  1994
                             ------------ ------------ ------------ ---------- ----------            ----------
Assets .......................  $7,919       $9,506      $10,513    $11,884      $12,242               $14,833
Long-term debt ...............   1,170        1,316        1,301      1,365        1,493                 1,258
Stockholders' equity .........   4,148        4,900        5,626      5,171        5,568                 6,993



- --------


(1) After charges relating to Latin American operations which reduced net earnings by $125 million (net of tax).
(2) After cumulative effect of accounting changes of $595 million (net of tax).




                 MITEK SURGICAL PRODUCTS, INC. AND SUBSIDIARIES
                            SELECTED FINANCIAL DATA



OPERATING DATA

                                                                                                            Nine Months Ended
                                                        Year Ended December 31,                               September 30,
                                      ------------------------------------------------------------          ------------------
                                      1989         1990          1991         1992            1993          1993          1994
                                      ----         ----          ----         ----            ----          ----          ----
Revenue .........................  $  789,080   $4,248,678    $8,384,703   $13,783,709     $21,277,431   $15,476,958   $18,351,721
Cost of goods sold ..............     453,936    1,357,524     2,219,153     3,238,580       4,780,371     3,447,924     3,895,991
Total operating expenses ........   2,448,356    3,005,937     4,380,551     7,646,030      11,014,556     8,056,948    10,001,585
Income (loss) from operations
 before provisions for income
 taxes ..........................  (2,001,860)    (128,295)    2,039,526     3,859,445       6,192,491     4,497,554     4,937,626
Net income (loss) ...............  (2,001,860)    (128,295)    1,863,526     2,737,445(1)    3,663,491     2,671,554     2,949,626
Net income (loss) per share .....  $    (0.67)  $    (0.04)   $     0.53   $      0.61(1)  $      0.82   $      0.60   $      0.66



BALANCE SHEET DATA



                                                                December 31,
                                        ------------------------------------------------------------               September 30,
                                        1989         1990          1991          1992            1993                  1994
                                        ----         ----          ----          ----            ----              -------------

Total assets .......................   $1,564,179   $2,056,344    $20,037,473    $23,515,375    $28,131,000         $30,897,238
Obligation under capital leases ....       26,255       17,304          7,518            --             --                  --
Redeemable convertible
 preferred stock ...................    3,951,167    3,965,788            --             --             --                  --
Stockholders' equity (deficit)(2)...   (2,943,465)  (3,079,026)    18,976,266     22,049,354     26,119,522         $28,852,693


- --------

(1) After cumulative effect of accounting changes of $330,000 (net of tax).
(2) Mitek has not declared cash dividends in any of the periods presented.



                        THE SPECIAL MEETING

Special Meeting


     This Proxy Statement/Prospectus is being furnished to Mitek stockholders in connection with the solicitation by the Mitek Board of proxies for use at the Special Meeting to be held on Tuesday, April 4, 1995 at 10:00 a.m. local time, at the Hiltonat Dedham Place, 95 Dedham Place, Dedham, Massachusetts.


     At the Special Meeting, holders of Mitek Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Mitek and Mitek will become a wholly owned subsidiary of J&J. Each share of Mitek Common Stock issued and outstanding immediately prior to the Merger (together with the associated Right) will be converted into the right to receive that number of shares of fully paid and nonassessable shares, rounded to the nearest ten-thousandth of a share, of J&J Common Stock equal to the Exchange Ratio (in no event will the Exchange Ratio be greater than 0.6161 or less than 0.5041).

     No fractional shares of J&J Common Stock will be issued in the Merger. In lieu of any such fractional shares, each holder of Mitek Common Stock who otherwise would be entitled to receive a fractional share of J&J Common Stock pursuant to the Merger Agreement will be paid an amount in cash, without interest, equal to such holder's fractional part of a share of J&J Common Stock, if any, multiplied by the Average J&J Price. J&J will make available to the Exchange Agent from time to time, as needed, funds sufficient to pay cash in lieu of fractional shares.

     The Mitek Board has unanimously approved the Merger Agreement. The Mitek Board has determined that the Merger is in the best interests of Mitek and its stockholders, and unanimously recommends that the stockholders of Mitek vote FOR the approval and adoption of the Merger Agreement. See "THE MERGER--Background of the Merger" and "--Recommendations of the Mitek Board and Reasons for the Merger".

     The Finance Committee of the J&J Board of Directors (the "J&J Board"), acting pursuant to authority delegated to it by the J&J Board, has approved the Merger Agreement and the issuance of J&J Common Stock in the Merger, and the Board of Directors of Merger Sub and J&J, as the sole stockholder of Merger Sub, have approved and adopted the Merger Agreement and the Merger. Approval of the Merger Agreement and the Merger by J&J's stockholders is not required.

Record Date; Shares Entitled to Vote; Vote Required


     The close of business on February 23, 1995 has been fixed as the record date for determining the holders of Mitek Common Stock who are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 4,275,516 shares of Mitek Common Stock outstanding and entitled to vote. The holders of record on the Record Date of shares of Mitek Common Stock are entitled to one vote per share of Mitek Common Stock on each matter submitted to a vote at the Special Meeting. The presence in person or by proxy of the holders of shares representing a majority of the voting power of Mitek Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. Under the DGCL, the affirmative vote of holders of at least a majority of the outstanding shares of the Mitek Common Stock is required for adoption of the Merger Agreement. Abstention from voting will have the practical effect of voting against adoption of the Merger Agreement since a vote to abstain represents one less vote for such adoption.


Proxies; Proxy Solicitation

     Shares of Mitek Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of Mitek Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR adoption of the Merger Agreement. Mitek stockholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A Mitek stockholder may revoke a proxy by submitting at any time prior to the vote on the adoption of the Merger Agreement a later dated proxy with respect to the same shares, by delivering written notice of revocation to the Secretary of Mitek at any time prior to such vote or by attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not in and of itself revoke a proxy. If a Mitek stockholder is not the registered direct holder of his or her shares, such stockholder must obtain appropriate documentation from the registered holder in order to be able to vote the shares in person.

     If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     In addition to solicitation by mail, directors, officers and employees of J&J and Mitek may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of J&J and Mitek will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Mitek Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. Mitek has retained D.F.King & Co., Inc. to aid in soliciting proxies from its stockholders. The fees of such firm are estimated to be $4,000 plus reimbursement of out-of-pocket expenses.

                               JOHNSON & JOHNSON

     J&J, incorporated in New Jersey since 1887, employs approximately 81,500 people worldwide and is engaged in the manufacture and sale of a broad range of products in the health care field in many countries of the world. Its principal business segments are consumer products, consisting of toiletries and hygienic products including dental and baby care products, first-aid products, non-prescription drugs, sanitary protection products and adult incontinence products; pharmaceutical products consisting principally of prescription drugs; and professional products consisting of sutures, mechanical wound closure products, less invasive surgical instruments, diagnostic products, ophthalmic equipment and devices, medical equipment and devices, surgical instruments, joint replacements and products for wound management and infection, which professional products are used principally in the professional fields by physicians, nurses, therapists, hospitals, diagnostic laboratories and clinics.

     The principal executive offices of J&J are located at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. The telephone number is (908) 524-0400.

                         MITEK SURGICAL PRODUCTS, INC.

     Mitek is a supplier of minimally invasive proprietary surgical implants which facilitate the reattachment of damaged tendons, ligaments and other soft tissue to bone. Mitek's principal products are marketed worldwide and consist of a line of suture anchors which utilize Nitinol, a highly elastic nickel-titanium alloy, and related surgical instruments. In addition, pursuant to an acquisition of substantially all the assets of the suture anchor soft tissue reattachment business of Medicine Lodge on December 5, 1994, Mitek also manufactures suture anchors based on a threaded screw technology.

     The principal executive offices of Mitek are located at 60 Glacier Drive, Westwood, Massachusetts 02090. The telephone number is (617) 461-9700.

                              RECENT DEVELOPMENTS



     J&J. On January 24, 1995, J&J reported it had total sales for 1994 of $15.73 billion, an increase of 11.3% over the $14.14 billion reached in 1993, consolidated net earnings for 1994 of $2.01 billion, an increase of 12.3% over the $1.79 billion reached in 1993, and earnings per share for 1994 of $3.12, an increase of 13.9% over the $2.74 in earnings per share reached in 1993.



     Mitek. On February 24, 1995, Mitek reported that it had revenue for 1994 of $25.69 million, an increase of 20.7% over the $21.28 million reached in 1993, net income for 1994 of $4.31 million, an increase of 17.6% over the $3.66 million reached in 1993, and net income per share for 1994 of $0.97, an increase of 18.3% over the $0.82 in net income per share reached in 1993.


                                   THE MERGER

     On March 11, 1994, representatives of Ethicon, Inc., a subsidiary of J&J ("Ethicon"), held a meeting with Mr.Anstey and Terry Schlotterback, Vice President of Business Development of Mitek, during which the Ethicon representatives suggested that Ethicon and Mitek explore a possible business combination. Mr. Anstey and Mr. Schlotterback stated that they would discuss the terms of a formal proposal from Ethicon with the Mitek Board.

     On May 10, 1994, J&J retained J.P.Morgan & Co., Inc. ("J.P.Morgan") as its financial advisor to assist it in exploring a possible business combination with Mitek.

     On May 18, 1994, a representative of Ethicon phoned Mr. Anstey restating Ethicon's interest in expanding into the suture anchor market and indicating its view that a business combination between Mitek and Ethicon would be in the best interests of both companies. Ethicon further indicated that based on all available information, including Mitek's stock price, a valuation of Mitek of about $80-85 million seemed appropriate. Mr. Anstey called back later and indicated that no determination to sell Mitek had been made and that, in any event, such price was insufficient. Mr. Anstey also agreed to attend another meeting with representatives of Ethicon.

     On May 27, 1994, Mr. Anstey and Mr. Schlotterback met with representatives of Ethicon and discussed a wide range of suture anchor market issues.


     On or about June 8, 1994, Mr. Anstey received a letter dated June 7, 1994 (the "June 7 Letter") from Ethicon, which stated that it was a "preliminary, nonbinding indication of interest in acquiring" Mitek.


     The June 7 Letter stated that J&J was prepared to pay $90 million in cash for all of the shares of Mitek Common Stock, on a fully diluted basis, which amount could be adjusted upward or downward following a detailed review of Mitek's business. The June 7 Letter provided that it was not intended to be an offer or a commitment to submit an offer on a future date. The June 7 Letter also stated that J&J had engaged J.P. Morgan as its financial advisor and that J&J would be prepared to negotiate a definitive purchase agreement as soon as possible following satisfactory completion of its due diligence investigation.

     After reviewing and discussing the terms of the June 7 Letter at its June 15, 1994 meeting, the Mitek Board determined that any decision to sell Mitek was premature and that, in any event, the $90 million figure was inadequate based on Mitek's current financial performance, its expected future developments, its stock price history, the purchase prices paid for other medical device companies and other factors.

     On June 20, 1994, representatives of Mitek informed representatives of J&J that Mitek was not interested in engaging in a transaction with J&J at such time. On June 22, 1994, representatives of J&J contacted representatives of Mitek to discuss the June 7 Letter and the possibility of J&J acquiring Mitek.


     On June 27, 1994, Mitek received a verbal nonbinding indication of interest from J&J (which was followed up by a letter dated June 27, 1994 (the "June 27 Letter")) pursuant to which J&J indicated that it was prepared to pay $102.5 million in cash for all Mitek shares on a fully diluted basis. The June 27 Letter repeated J&J's desire to commence a due diligence investigation of Mitek's business, and to negotiate and enter into a definitive purchase agreement following the successful completion of its due diligence investigation. The June 27 Letter also provided that J&J would not be willing to enter into a definitive agreement with Mitek unless such agreement provided for the payment of a $5 million merger termination fee, plus a reimbursement of J&J's expenses, in the event of a third party bid.

     On June 27, 1994, a meeting of the Mitek Board was held during which the Mitek Board discussed various issues relating to J&J's verbal nonbinding indication of interest in acquiring Mitek for $102.5 million in cash. While the Mitek Board declined to approve a transaction with J&J, the Mitek Board determined that Mitek should engage an investment banker to assist it in establishing a value for Mitek in light of the indication of interest letters received from J&J. The Mitek Board determined not to respond to J&J until an investment banker had been retained and rendered advice to the Mitek Board, and the Board had discussed such advice.


     On June 29, 1994, Mr. Barry Weinberg, Mitek's Chairman of the Board, contacted Lehman Brothers to discuss Mitek's possible retention of Lehman Brothers to provide an independent assessment of the value of Mitek. The parties orally agreed that Lehman Brothers would be retained to prepare a valuation review. In early July 1994, Mr. Weinberg and a person acting on behalf of Mr. Weinberg contacted representatives of several pharmaceutical and orthopedic product companies to ascertain whether such parties were interested in discussing a possible transaction with Mitek at a substantial premium to the then current market price of Mitek Common Stock. No positive response resulted from such contacts.

     On July 8, 1994, Mr. Weinberg received a telephone call from a representative of J.P. Morgan to arrange a meeting between representatives of Mitek and J&J to discuss a potential transaction between the two companies. On July 13, 1994, Mr. Anstey met with representatives of Lehman Brothers to discuss the scope of Lehman Brothers' engagement.

     At a meeting of the Mitek Board on July 27, 1994, the Mitek Board reviewed and discussed the most recent developments concerning J&J's expression of interest in acquiring Mitek, including the June 27 Letter and the draft preliminary valuation review by Lehman Brothers. The Mitek Board concluded that the $102.5 million proposal was inadequate and agreed to advise J&J to that effect.


     On August 11, 1994, Mr. Weinberg met with representatives of J.P. Morgan to discuss a possible transaction between J&J and Mitek. Mr. Weinberg informed the J.P. Morgan representatives that the $102.5 million price set forth in J&J's last indication of interest letter was inadequate, and provided such representatives with a list of factors that Mitek believed were relevant in establishing Mitek's value in an acquisition transaction with J&J, including(i) Mitek's established customer base and repeat business, (ii) Mitek's leadership position in its industry, (iii) the large, unpenetrated market for Mitek's products, (iv) Mitek's relatively high margins, which are protected by its strong patent position and favorable regulatory environment, (v) Mitek's new products and products in development, (vi) anticipated growth potential for Mitek over a three-year period and (vii) the potential synergies that would be realized upon a combination of Mitek and J&J.

     In September 1994, representatives of J.P. Morgan contacted Mr. Weinberg and suggested that representatives of Mitek and J.P. Morgan, as J&J's financial advisor, meet to discuss the terms of a revised J&J proposal, which meeting was held on October 3, 1994. During the two-week period commencing October 7, 1994, Mr. Weinberg participated in several telephone conferences with representatives of J.P. Morgan, during which the J.P. Morgan representatives provided Mr. Weinberg with the revised terms of J&J's proposal. On October 13, 1994, Lehman Brothers delivered a completed preliminary valuation review to Mr. Anstey. Representatives of J.P. Morgan contacted Mr. Weinberg during the week of October 17, 1994 to indicate that a letter would be forthcoming from J&J containing certain discussed terms, including an aggregate purchase price, taking into account Mitek's cash position and its outstanding stock options, a stock for stock transaction and the upper and lower limits on an exchange ratio.


     On October 20, 1994, Mitek received a draft indication of interest letter from representatives of J.P. Morgan (the "October 20 Letter") on behalf of J&J. The October 20 Letter contained a revised non-binding indication of interest from J&J to acquire all of the shares of Mitek Common Stock on a fully diluted basis for $134.9 million. The October 20 Letter set forth that J&J was prepared to pay the purchase price for such an acquisition in J&J Common Stock, and that the exchange ratio could float between an agreed upon range. The October 20 Letter also assumed that Mitek's advisors' fees for such a transaction would not exceed $1.5 million and repeated J&J's request that any definitive agreement reached between the parties include a provision for a termination fee of $5 million plus expenses. The October 20 Letter expired by its terms on October 27, 1994.

     During the week of October 24, 1994, Mr. Weinberg responded to the October 20 Letter by contacting the representatives of J.P. Morgan and stating that the price of $134.9 million was not sufficient and therefore Mr. Weinberg would not present the October 20 Letter to the Mitek Board. On October 26, 1994, J&J sent to Mitek an "indication of interest" letter in which the aggregate consideration to Mitek's stockholders would be $145 million, payable in J&J Common Stock.

     At a meeting of the Mitek Board on October 28, 1994, Mr.Weinberg discussed the latest J&J proposal and the completed preliminary valuation review prepared by Lehman Brothers. The Mitek Board decided that Mitek's discussions with J&J regarding a possible transaction should continue, and that Lehman Brothers should be retained by Mitek to act as its financial advisor in connection with such discussions. On November 2, 1994, Messrs. Weinberg and Anstey met with representatives of Lehman Brothers to formally retain Lehman Brothers as Mitek's financial advisor in connection with the Merger. The scope of the services performed by Lehman Brothers and the compensation received by Lehman Brothers in connection with the performance of such services is described below under "--Opinion of Financial Advisor".

     On November 8, 1994, representatives of J.P.Morgan and Lehman Brothers met to discuss various aspects of the proposed transaction, including the identification of significant issues and due diligence procedures.

     On November 16, 1994, Mitek and J&J entered into a confidentiality agreement with respect to certain oral and written information concerning Mitek (the "Evaluation Material") to be provided to J&J and its representatives in connection with their due diligence investigation of Mitek. The agreement provides that J&J would use the Evaluation Material solely for the purpose of evaluating a possible negotiated transaction between Mitek and J&J, and that unless a transaction was completed such information would be kept confidential.

     From November 16, 1994 to December 30, 1994, financial and legal representatives of J&J conducted operational, financial and legal due diligence on Mitek. From November 16, 1994 until January 3, 1995, representatives of

J&J and representatives of Mitek discussed the terms of J&J's potential acquisition of Mitek. During these discussions, representatives of J&J stated that they were prepared to recommend that J&J enter into an agreement with Mitek pursuant to which each Mitek stockholder would receive $30.00 of J&J Common Stock for each share of Mitek Common Stock held by such stockholder pursuant to a merger of a newly formed J&J subsidiary into Mitek, with Mitek being the surviving corporation. The J&J representatives stated that J&J's offer was contingent upon the negotiation and execution of definitive agreements that would include, among other things, a no solicitation provision in the Merger Agreement. The parties agreed to proceed to see if definitive agreements on all terms and conditions could be reached, and if the necessary board approvals for the transaction could be obtained, upon the terms outlined in those discussions.

     On December 5, 1994, J&J presented a draft merger agreement to Mitek. Pursuant to the draft merger agreement, a wholly owned subsidiary of J&J would be merged with and into Mitek, with Mitek being the surviving corporation. Each share of Mitek Common Stock issued and outstanding would be converted into the right to receive that number of shares of J&J Common Stock equal to the Exchange Ratio and that the Exchange Ratio would be subject to a "collar" (i.e., the Exchange Ratio would not be less than or greater than certain unspecified amounts). The draft merger agreement also provided that if Mitek terminated the Merger and entered into another transaction with a third party, Mitek would be required to pay J&J a termination fee of $5 million and its expenses up to a maximum of $2.5 million.

     The Mitek Board met on December 14, 1994 with its legal and financial advisors. Lehman Brothers reviewed the history of the J&J negotiations and delivered a presentation regarding the financial terms of the proposed Merger and the other analyses described under "--Opinion of Financial Advisor", and responded to questions from the Mitek Board regarding, among other things, the outlook for J&J Common Stock, the method by which exchange ratios in other similar merger transactions were structured, and its views on the premium over the current market price for Mitek Common Stock that was being offered by J&J. The Lehman Brothers representatives noted the substantial operating and financial strengths of J&J, their view that J&J represented an attractive candidate as a partner in a business combination with Mitek and reviewed with the Mitek Board the generally favorable view of J&J Common Stock in the financial community based on the reports of several research analysts.

     After presentations by counsel to Mitek regarding the duties of the Mitek Board in evaluating the proposed transaction with J&J, and an outline of the terms of the proposed Merger Agreement, the Mitek Board proceeded to discuss the proposed Merger Agreement. Such counsel also reviewed with the Mitek Board the $2.5 million limit on expense reimbursement in the event of a termination of the Merger under certain circumstances, as well as the existence, and upper and lower limits, of the proposed Exchange Ratio collar. The Mitek Board then discussed the possibility of adopting a stockholder rights plan in connection with entering into a potential transaction with J&J. The Mitek Board instructed counsel to Mitek to prepare a stockholder rights plan, which would be evaluated by the Mitek Board at a later date.

     During December 1994, J&J and its advisors and Mitek and its advisors proceeded to negotiate the various terms of the Merger Agreement, including such provisions as the size of the collar, the conditions under which the termination fee would be due and the size of the expense reimbursement limit.

     The Mitek Board held a meeting by telephonic conference on January 3, 1995 with its legal and financial advisors. It reviewed the history of the J&J negotiations and the terms of the Merger Agreement, including the agreements of Mitek thereunder and the conditions to closing. Counsel to Mitek described the terms of the proposed stockholder rights plan which Mitek was considering adopting in the event the Mitek Board approved the Merger Agreement. Lehman Brothers reviewed for the Mitek Board the presentation it made to the Mitek Board on December 14, 1994 regarding the financial terms of the proposed Merger and responded to questions from the Mitek Board regarding, among other things, the outlook for J&J Common Stock, the premium being offered by J&J and the inclusion of a collar and its upper and lower limits. Mitek's advisors informed the Mitek Board that the structure of the collar was the subject of significant negotiations among Mitek, J&J and their respective advisors, who ultimately agreed that the Exchange Ratio would not (x) exceed the ratio obtained by dividing $30.00 by the product of .90 and the Base Amount (as defined below) or
(y) be less than the ratio obtained by dividing $30.00 by the product of 1.10 and the Base Amount. The "Base Amount" is defined as $54.10, which represents the average of the per share closing prices on the NYSE of J&J Common Stock during the 10 consecutive trading days ending on December 21, 1994. The Lehman Brothers representatives also described how the exchange ratio formulation would operate at various prices for J&J Common Stock and informed the Mitek Board that the parties agreed that Mitek would not be required to pay in excess of $1 million of J&J's expenses in circumstances that required the payment of the termination fee. The Lehman

Brothers representatives confirmed their observations, as noted at the December 14, 1994 meeting of the Mitek Board, of the substantial operating and financial strengths of J&J and their view that J&J represented an attractive candidate as a partner in a business combination with Mitek. The Lehman Brothers representatives also reviewed with the Mitek Board the generally favorable view of J&J Common Stock in the financial community.

     Lehman Brothers then rendered its opinion that, from a financial point of view, the consideration to be offered to the holders of Mitek Common Stock in connection with the Merger was fair to such stockholders.

     Following significant discussion and consideration of certain factors described in the following section, the Mitek Board unanimously approved the Merger Agreement and the adoption of the stockholder rights plan.

Recommendation of the Mitek Board and Reasons for the Merger

     At the meeting held by the Mitek Board on January 3, 1995, the Mitek Board, by unanimous vote of all directors, determined that the terms of the Merger are fair to and in the best interests of Mitek and its stockholders, approved the Merger Agreement and authorized and directed the appropriate officers of Mitek to execute the Merger Agreement on behalf of Mitek.

     The Mitek Board has unanimously approved the Merger Agreement. The Mitek Board has determined that the Merger is in the best interests of Mitek and its stockholders, and unanimously recommends that the stockholders of Mitek vote FOR the approval and adoption of the Merger Agreement.

     As described above under "--Background of the Merger", the decision of the Mitek Board to approve the Merger Agreement on January 3, 1995, followed almost six months of evaluating a possible acquisition by J&J and a detailed review of Mitek's business, results of operations and prospects.

     In making its recommendation to Mitek stockholders with respect to the Merger, the Mitek Board considered a number of factors. These factors included the following:

              (i) the investigation and review by the Mitek Board;

              (ii) the knowledge and review of Mitek's business operations, financial conditions, competitive position and prospects, including the outlook for the medical device industry and, in particular, the outlook for smaller companies within that industry;

              (iii) the information provided to the Mitek Board by the management of Mitek and Lehman Brothers with respect to the financial and other aspects of the Merger, the advantages of a business combination between J&J and Mitek from the point of view of Mitek and its stockholders, and Mitek's prospects if the Merger were not to be effected;

              (iv) alternatives to the Merger, as well as the risks inherent in Mitek continuing to operate as an independent public company in an industry that is changing rapidly compared to the strengths of a combination between J&J and Mitek;

              (v) the amount and form of consideration to be paid, including the historical market prices, and future prospects for the market price, of J&J Common Stock, the dividend paid on J&J Common Stock and the perceived strength and quality of J&J, which the Mitek Board believes represents an attractive opportunity for Mitek's stockholders;

              (vi) the presentation of Lehman Brothers delivered to the Mitek Board at its meeting on December 14, 1994 and reviewed at the Mitek Board meeting on January 3, 1995, including Lehman Brothers' written opinion, dated January 3, 1995, that, as of such date, the consideration to be offered to the Mitek stockholders in connection with the proposed Merger is fair to such stockholders from a financial point of view;

              (vii) the review of the material terms and conditions of the Merger as reflected in the Merger Agreement, including (a) the fact that each holder of Mitek Common Stock will receive for such shares the same consideration, which the Mitek Board believed represented the most favorable transaction possible with J&J for the Mitek stockholders; (b) the provisions permitting Mitek to respond to unsolicited inquiries and proposals from, provide confidential information to, and participate in any discussions and negotiations with, third parties concerning sales of assets and mergers or similar transactions with Mitek to the extent required to satisfy the fiduciary obligations of its directors; (c) the termination fee and expense reimbursement obligation; (d) the

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

         collar; and (e) the conditions precedent to the consummation of the Merger, including regulatory approval and the estimated length of time to consummate the Merger;

              (viii) the structure of the Merger, which would permit holders of Mitek Common Stock to exchange such Stock on a tax-free basis; and

              (ix) such other matters as the Mitek Board deemed appropriate or necessary in considering the Merger.

     The Mitek Board did not assign relative weights to the factors discussed above.

Opinion of Financial Advisor

     Mitek engaged Lehman Brothers to act as its financial advisor in connection with the Merger and to render its opinion with respect to the fairness, from a financial point of view, to Mitek's stockholders of the consideration to be offered to such stockholders in the Merger.

     On December 14, 1994, Lehman Brothers made a presentation with respect to the Merger to the Mitek Board, which was reviewed at the meeting of the Mitek Board held on January 3, 1995, at which time Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) that, as of the date of such opinion, and subject to certain assumptions, factors and limitations as set forth in such written opinion as described below, the consideration to be offered to the stockholders of Mitek in the Merger was fair, from a financial point of view, to such stockholders.

     The full text of the written opinion of Lehman Brothers dated January 3, 1995, which sets forth assumptions made, factors considered and limitations on the review undertaken by Lehman Brothers, is attached as Annex II to this Proxy Statement and is incorporated by reference. Mitek's stockholders are urged to read such opinion carefully in its entirety.

     Except as described below, no limitations were imposed by Mitek on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the Mitek Board as to the form or amount of consideration to be offered to the stockholders of Mitek, which was determined through arm's length negotiations between Mitek and J&J. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Mitek, but made its determination as to the fairness, from a financial point of view, of the consideration to be offered to Mitek's stockholders on the basis of the financial and comparative analyses summarized below. Lehman Brothers' opinion is directed to the Mitek Board only and does not constitute a recommendation to any stockholder of Mitek as to how such stockholder should vote with respect to the Merger at the Special Meeting. Lehman Brothers was not requested to opine as to, and its opinion does not in any manner address, Mitek's underlying business decision to proceed with or effect the Merger.


     In arriving at its opinion, Lehman Brothers reviewed and analyzed: (1) the Merger Agreement, (2) publicly available information concerning Mitek that it believed to be relevant, (3) certain financial and operating information with respect to the business, operations and prospects (including, without limitation, projections for the fiscal years 1994 through 1999) of Mitek furnished to Lehman Brothers by Mitek, (4) a comparison of the historical financial results and present financial condition of Mitek with those of other companies that it deemed relevant, (5) a trading history of Mitek's common stock from October 25, 1991 to the present and a comparison of that trading history with those of other companies that it deemed relevant, (6) a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that it deemed relevant, (7) publicly available information concerning J&J that it believed to be relevant, (8) a comparison of the historical financial results and present financial condition of J&J with those of other companies that it deemed relevant, (9) a trading history of J&J's common stock from December 9, 1991 to the present and a comparison of that trading history with those of other companies that it believed relevant, (10) an analysis of the potential earnings accretion or dilution to J&J from the Merger based on publicly available research analysts' estimates of J&J's future earnings, (11) a review of other potential purchasers for Mitek's businesses, including an assessment of such purchasers' business fit with Mitek, such purchasers' ability to finance a transaction and such other considerations as it deemed relevant, and (12) a comparison of an expected range of total returns to Mitek's stockholders from the consideration to be offered in the Merger with a range of expected returns to Mitek's stockholders from a continued investment in Mitek Common Stock. In addition, Lehman Brothers had discussions with the management of Mitek concerning Mitek's business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as it deemed appropriate.


     In connection with its review, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion without assuming any responsibility for indepen-dent verification of such information and further relied upon the assurances of the management of Mitek that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Mitek, upon advice of Mitek, Lehman Brothers has assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Mitek as to the future financial performance of Mitek and that Mitek would have performed substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers conducted only a limited physical inspection of certain of the properties and facilities of Mitek and did not make or obtain any evaluations or appraisals of the assets or liabilities of Mitek or J&J. In particular, Lehman Brothers did not conduct independent due diligence on Mitek's acquisition of certain assets of Medicine Lodge and relied on Mitek for a description of the business and assets of Medicine Lodge and its expected contribution to Mitek's overall operations, financial condition and prospects. In addition, in arriving at its opinion, with the consent of Mitek, Lehman Brothers relied solely upon publicly available information with respect to J&J and did not have access to any projections or business plans for J&J or any other non-public information regarding J&J's business, operations, financial condition or prospects, including any discussions with members of J&J's management. Furthermore, Mitek did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Mitek's business. Upon advice of Mitek and its tax advisors, Lehman Brothers assumed that the Merger will qualify as a tax-free exchange to the stockholders of Mitek. Lehman Brothers' opinion was necessarily based upon market, economic, legislative, regulatory and other conditions as they existed on, and could be evaluated as of, the date thereof.


     In connection with its presentation to Mitek's Board on December 14, 1994 and in advising the Mitek Board of its opinion on January 3, 1995, Lehman Brothers performed certain financial and comparative analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and therefore such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Mitek and J&J. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Purchase Price Ratio Analysis. Based on the closing price of Mitek Common Stock on December 9, 1994 of $23.00 per share, the proposed offer price of $30.00 per share in J&J Common Stock represented a premium of 30.4% over the recent closing price. At its review of its December 14, 1994 presentation made to the Mitek Board on January 3, 1995, Lehman Brothers noted that the proposed offer price of $30.00 per share represented a premium of 21.2% over the December 30, 1994 Mitek Common Stock closing price. At its December 14, 1994 presentation to the Mitek Board, Lehman Brothers noted that the proposed offer price represented premiums of 30.4% and 90.5% over the high and low closing prices for Mitek Common Stock over the prior six months of $23.00 and $15.75, respectively, and premiums of 25.0% and 144.9% over the high and low closing prices for Mitek Common Stock over the prior twelve months of $24.00 and $12.25, respectively.

     Comparable Company Analysis. Using publicly available information, Lehman Brothers compared selected financial data of Mitek with similar data of selected publicly traded companies engaged in businesses considered by Lehman Brothers to be comparable to those of Mitek. Specifically, Lehman Brothers included in its review Stryker Corporation, United States Surgical Corporation, C.R. Bard, Inc., Biomet, Inc., Circon Corporation, American Medical Electronics, Inc., Cabot Medical Corporation and Birtcher Medical Systems, Inc. (the "Comparable Universe"). Lehman Brothers calculated, among other things, the current market price per share of Mitek Common Stock as a multiple of the latest reported twelve months' ("LTM") earnings per share ("EPS") and estimated 1994 EPS and estimated 1995 EPS provided by First Call Corporation and calendarized. Lehman Brothers also calculated market value plus net debt as a multiple of LTM revenues and earnings before interest and taxes ("EBIT"). Furthermore, Lehman Brothers calculated the ratio of the price earnings ratio based on estimated 1995 EPS to the five-year projected EPS growth rates as forecasted by Zacks Investor Services for companies in the Comparable Universe (the "P/E to Growth Rate"). The results of these calculations were used to input a range of values for a share of Mitek Common Stock by applying the multiples derived from the calculation to Mitek's financial data. The analysis yielded a range of values for a share of Mitek Common Stock of $12.17 to $22.86. During its oral presentation, Lehman Brothers focused on the multiples of 1995 estimated EPS and the P/E to Growth Rate, which Lehman Brothers believes are the most useful measures of valuation for growth companies in the medical device industry. Applying the mean and median multiples of 1995 estimated EPS yielded a value for a share of Mitek Common Stock of $18.32 and $18.14, respectively. Applying the mean and median P/E to Growth Rate ratios yielded a value for a share of Mitek Common Stock of $22.86 and $22.77, respectively. However, because of the inherent differences between the businesses, operations and prospects of Mitek and the businesses, operations and prospects of the companies in the Comparable Universe, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Mitek and the companies in the Comparable Universe which would affect the public trading values of Mitek and such comparable companies.

     Comparable Transaction Analysis. Using publicly available information, Lehman Brothers compared selected financial data (including total equity transaction value as a multiple of LTM net income and total equity transaction value plus net debt as a multiple of LTM revenues, LTM EBIT and LTM earnings before interest, taxes, depreciation and amortization) for Mitek with similar data for twelve selected transactions in the medical device industry. For eight of these transactions, Lehman Brothers also calculated the premium of the offer price to a range of closing prices for the common stock of the acquired companies, including one day prior to announcement. Specifically, Lehman Brothers included in its review the following transactions: Boston Scientific Corporation/SciMed Life Systems, Inc., Pfizer Inc./NAMIC U.S.A. Corporation, Wright Medical Technology Inc./Orthomet, Inc., Boston Scientific Corporation/Cardiovascular Imaging Systems, Inc., Biomet Inc./Kirschner Medical Corporation, Cordis Corporation/Webster Laboratories, Inc., Medtronic, Inc./Electromedics, Inc., Danek Group, Inc./Sofamor, S.A., American Home Products Corporation/Symbiosis Corp., Birtcher Medical Systems, Inc./Solos Endoscopy, Inc., Bristol-Myers Squibb Company/Concept, Inc. and Medtronic, Inc./Bio-Medicus, Inc. Using the same methodology as in the Comparable Company Analysis described above, the multiples derived from this analysis were used to impute a range of control values for a share of Mitek Common Stock. The analysis yielded a range of control values for a share of Mitek Common Stock of $22.63 to $33.68, on a fully diluted basis. At its December 14, 1994 presentation to the Mitek Board, Lehman Brothers focused on multiples of EBIT, noting the high relative gross margins for Mitek's business. Based on the mean and median EBIT multiples, the analysis yielded a range of values for a share of Mitek Common Stock of $31.33 to $33.68, on a fully diluted basis. Lehman Brothers also noted, however, that control multiples paid in recent and pending transactions had trended downward. In addition, because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the business, operations and prospects of Mitek and the businesses, operations and prospects of the selected acquired companies analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition value of Mitek and such acquired companies.

     Discounted Cash Flow Analysis. Lehman Brothers calculated the present value of the future streams of after-tax cash flows that Mitek could be expected to produce in the future. The analysis utilized financial projections as provided to Lehman Brothers by Mitek's management. After-tax cash flows were calculated as the after-tax earnings plus amortization and depreciation less net changes in non-cash working capital and capital expenditures. Lehman Brothers calculated terminal values for Mitek by applying to projected EBIT a range of multiples based on the analysis of the trading multiples of the Comparable Universe and on Lehman Brothers' general experience in mergers and acquisitions. The cash flow streams and terminal values were then discounted to present values using a range of discount rates, which were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk of Mitek and the cost of capital. The discount rates utilized ranged from 20% to 30% and the terminal values were based on a range of multiples of 12x to 14x projected 1999 EBIT. The discounted cash flow analysis indicated reference ranges of $28.93 to $33.06 per share of Mitek on a fully diluted basis.

     Valuation of Consideration. Using publicly available information, Lehman Brothers compared selected financial data of J&J with similar data of selected publicly traded companies engaged in businesses considered by Lehman Brothers to be comparable to those of J&J. Specifically, Lehman Brothers included in its review American Home Products Corporation, Abbott Laboratories, Baxter International Inc., Bristol-Myers Squibb Company, Eli Lilly and

Company, Marion Merrell Dow Inc., Merck & Co., Pfizer Inc., Rhone-Poulenc Rorer Inc., Schering-Plough Corpora tion, The Upjohn Company and Warner-Lambert Company (the "Drug Company Universe"). Lehman Brothers calculated, among other things, current market price per share as a multiple of LTM EPS and estimated 1994 EPS and estimated 1995 EPS provided by First Call Corporation and calendarized. Lehman Brothers also calculated market value plus net debt as a multiple of LTM revenues and EBIT and dividend yield based on the indicated annual stock dividend. In addition, Lehman Brothers compared the price to earnings ratio based on estimated 1995 EPS to both the expected five-year growth rates and five-year total returns (equal to expected five-year dividend growth rate plus current dividend yield) for J&J and the Drug Company Universe based on Lehman Brothers' research analyst estimates. Furthermore, Lehman Brothers reviewed with the Mitek Board recent trading price and volume data on J&J and summarized for the Mitek Board research analyst estimates and rankings for J&J Common Stock. J&J's recent stock price performance was compared with an index comprised of the Drug Company Universe as well as the S&P 400. Lehman Brothers noted that J&J's Common Stock had performed in line with the Drug Company Universe, which was currently trading near its six-month high.


     Comparative Total Return Analysis. Lehman Brothers compared an expected range of total returns to Mitek's stockholders from the consideration to be offered in the Merger with a range of expected returns to Mitek's stockholders from a continued investment in the Mitek Common Stock. Lehman Brothers forecasted a target stock price range at the end of 1997 for Mitek based upon the application of a range of price earnings multiples to 1998 projected EPS as provided by Mitek and the implied total annual return was calculated based on indicative stock prices for Mitek of $23.00 and $20.00. Lehman Brothers also forecasted a stock price range at the end of 1997 for J&J based upon the application of a range of price earnings multiples to 1998 projected EPS based on research analyst projections and the implied total return, including dividends (also as projected by research analysts), was calculated based on the Exchange Ratio (assuming an Average J&J Price of $53.00) and indicative Mitek Common Stock prices of $23.00 and $20.00.

     Analysis of Potential Buyers. Lehman Brothers reviewed with the Mitek Board a list of potential acquirors for Mitek. Lehman Brothers reviewed the likely degree of interest in an acquisition of Mitek by each of the companies on the list, with reference to, among other factors, current presence in the bone anchor market and overall product line fit with Mitek, ability to finance a transaction in cash or stock and level of strategic interest, based on Lehman Brothers' experience, in such an acquisition.

     Engagement of Lehman Brothers. Lehman Brothers is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate, estate and other purposes. The Mitek Board selected Lehman Brothers to act as its financial advisor because of its expertise, reputation and familiarity with the health care industry in general and because its investment banking professionals have substantial experience in transactions similar to the Merger.


     Pursuant to an engagement letter between Mitek and Lehman Brothers, Mitek has agreed to pay Lehman Brothers a fee of $750,000, plus 5% of any consideration in excess of $145 million, for acting as financial advisor in connection with a potential acquisition transaction, including rendering a fairness opinion. Of such fee, approximately $100,000 was paid in the form of an up-front retainer, $300,000 was paid upon delivery of the written opinion, and the remainder will be payable only upon the consummation of the Merger. Mitek has also agreed to reimburse Lehman Brothers for reasonable expenses and to indemnify Lehman Brothers for certain liabilities that may arise out of the rendering of its opinion. Lehman Brothers has not provided any investment banking services to Mitek in the past.


     Lehman Brothers regularly acts as a dealer with respect to transactions in J&J commercial paper, for which it receives customary compensation.

Effective Time

     The Merger shall become effective at such time as a Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in such certificate. The Merger Agreement provides that J&J and Mitek will cause the Effective Time to occur as soon as practicable on or after the closing date of the Merger. See "THE MERGER AGREEMENT--Conditions to the Consummation of the Merger".

Merger Consideration

     At the Effective Time, each share of Mitek Common Stock issued and outstanding immediately prior to the Effective Time (together with the associated Right), other than shares of Mitek Common Stock beneficially owned by

     J&J, Mitek or their subsidiaries, will be converted into the right to receive such number of shares of fully paid and nonassessable shares, rounded to the nearest ten-thousandth of a share, of J&J Common Stock equal to the Exchange Ratio, provided, that the Exchange Ratio shall not be greater than 0.6161 or less than 0.5041. Based on the Average J&J Price over the 10 trading day period ended February 24, 1995 of $56.66, each share of Mitek Common Stock would be entitled to the right to receive 0.5295 shares of J&J Common Stock. As of the Effective Time, all shares of Mitek Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Mitek Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of J&J Common Stock and any cash in lieu of fractional shares of J&J Common Stock to be issued or paid in consideration therefor upon surrender of such certificate, in each case without interest.


     Any shares of Mitek Common Stock held by J&J, Mitek or any of their subsidiaries will be canceled.

Exchange Agent; Exchange Procedures; Dividends; No Further Ownership Rights in
  Mitek Common Stock; No Fractional Shares

     Exchange Agent. The Merger Agreement requires J&J to deposit as of the Effective Time, with First Chicago Trust Company of New York or such other bank or trust company designated by J&J (and reasonably acceptable to Mitek) (the "Exchange Agent"), for the benefit of the holders of shares of Mitek Common Stock, certificates representing the shares of J&J Common Stock issuable in exchange therefor.

     Exchange Procedures. As soon as reasonably practicable after the Effective Time, J&J shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Mitek Common Stock (the "Certificates"), whose shares were converted into the right to receive shares of J&J Common Stock pursuant to the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as J&J may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of J&J Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of J&J Common Stock which such holder has the right to receive after taking into account all the shares of Mitek Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of J&J Common Stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Mitek Common Stock that is not registered in the transfer records of Mitek, a certificate representing the proper number of shares of J&J Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of J&J Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of J&J that such tax has been paid or is not applicable. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of J&J Common Stock, cash in lieu of any fractional shares of J&J Common Stock and any dividends or other distributions to which such holder is entitled. No interest will be paid or will accrue on any cash payable pursuant to the Merger Agreement.

     MITEK STOCKHOLDERS SHOULD NOT FORWARD MITEK STOCK CERTIFICATES TO THE PAYING AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. MITEK STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     Dividends. No dividends or other distributions declared or made after the Effective Time with respect to J&J Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of J&J Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of J&J Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of J&J Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and a payment date subsequent to such surrender payable with respect to such whole shares of J&J Common Stock.

     No Further Ownership Rights in Mitek Common Stock. All shares of J&J Common Stock issued upon the surrender for exchange of shares of Mitek Common Stock in accordance with the terms hereof (including any cash paid) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Mitek Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Mitek on such shares of Mitek Common Stock in accordance with the terms of the Merger Agreement or prior to the date of such Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Mitek Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided herein.

     No Fractional Shares. No certificates or scrip representing fractional shares of J&J Common Stock shall be issued upon the surrender for exchange of Certificates. For each fractional share that would otherwise be issued, J&J will pay an amount equal to the product obtained by multiplying the fractional part of a share of J&J Common Stock to which such holder would otherwise be entitled by the Average J&J Price.

Stock Exchange Listing

     It is a condition to each party's obligation to effect the Merger that the shares of J&J Common Stock issuable to Mitek's stockholders pursuant to the Merger Agreement and under the Mitek Stock Option Plans (as defined under "--Effect on Employee Benefit and Stock Plans") shall have been approved for listing on the NYSE, subject to official notice of issuance. The shares of J&J Common Stock have been approved for listing on the NYSE, subject to official notice of issuance.

Expenses

     The Merger Agreement provides that (except under the circumstances described under "--Certain Fees and Expenses" below) J&J and Mitek each will pay their own expenses in connection with the Merger and the transactions contemplated thereby, including the fees and expenses of their own financial or other consultants, investment bankers, accountants and counsel, whether or not the Merger is consummated except that J&J and Mitek will share equally all expenses incurred in connection with printing and mailing this Proxy Statement/Prospectus and the Registration Statement.

Material Federal Income Tax Consequences

     The following discussion summarizes the principal Federal income tax consequences of the Merger to holders of Mitek Common Stock and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Merger. The discussion does not reflect the individual tax position of any holder of Mitek Common Stock and does not address the tax consequences that may be relevant to holders of Mitek Common Stock with special tax status, including but not limited to financial institutions, dealers in securities, holders that are not citizens or residents of the United States, tax-exempt entities and holders that acquired Mitek Common Stock upon the exercise of employee stock options or otherwise as compensation. Moreover, the discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. Finally, the tax consequences to holders of stock options are not discussed. The discussion is based on the Code, Treasury Regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. Holders of Mitek Common Stock are urged to consult with their own tax advisors regarding the tax consequences of the Merger to them, including the effects of Federal, state, local, foreign and other tax laws.


     It is a condition to the obligations of J&J and Mitek to consummate the Merger that each receives an opinion from its counsel, respectively, Cravath, Swaine & Moore and Fulbright & Jaworski L.L.P., to the effect that: (i) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and J&J, Merger Sub and Mitek will each be a party to the reorganization, within the meaning of Section 368(b) of the Code and (ii) no gain or loss will be recognized by J&J, Merger Sub or Mitek as a result of the Merger. Such opinions assume that the Merger will take place as described in the Merger Agreement and that certain factual matters represented by

J&J, Merger Sub and Mitek are true and correct at the Effective Time. Based upon the advice of their respective counsel, J&J and Mitek expect that the Merger will qualify as a reorganization. Accordingly, the following will be the Federal income tax consequences to the Mitek stockholders:

              (i) no gain or loss will be recognized by the stockholders of Mitek upon receipt of J&J Common Stock in exchange for their Mitek Common Stock, except that a holder of Mitek Common Stock who receives cash in lieu of a fractional share of J&J Common Stock will recognize gain or loss equal to the difference between the amount of such cash and the tax basis allocated to such stockholder's fractional share of J&J Common Stock. Such gain or loss will constitute long-term capital gain or loss if, at the Effective Time, such stockholder's Mitek Common Stock is held as a capital asset and has been held for more than one year;

              (ii) the tax basis of the J&J Common Stock (including fractional shares of J&J Common Stock) received by the stockholders of Mitek will be the same as the tax basis of such stockholders' Mitek Common Stock exchanged therefor; and

              (iii) the holding period of the J&J Common Stock in the hands of the Mitek stockholders will include the holding period of such stockholders' Mitek Common Stock exchanged therefor, provided that such Stock is held as a capital asset at the Effective Time.

Accounting Treatment

     J&J intends to treat the Merger as a "purchase" for accounting and financial reporting purposes.

Effect on Employee Benefit and Stock Plans

     General. In the Merger Agreement, J&J has stated that it intends to cause Mitek and its subsidiaries, following the Effective Time, to provide pension, health and welfare benefits to employees of Mitek who continue their employment after the Effective Time (each, a "Continuing Employee") that are generally comparable in the aggregate to such benefits provided to J&J's similarly situated employees. Following the Merger, J&J will cause the Surviving Corporation to recognize the service of each Continuing Employee through the Effective Time as if such service had been performed with J&J (i) for purposes of eligibility and vesting (but not benefit accrual) under J&J's defined benefit pension plan if provided by Mitek for the benefit of Continuing Employees, (ii) for purposes of eligibility and vesting under J&J's 401(k) plan if so provided, and (iii) for purposes of eligibility for vacation under J&J's vacation program if so provided, but not for purposes of any other benefit plan.

     Severance Benefits. J&J has agreed to cause the Surviving Corporation to continue Mitek's informal severance plan for six months following the Effective Time. No such severance will be available, however, in the case of voluntary termination or termination for cause, or for the executive officers of Mitek covered by employment agreements. See "--Interests of Certain Persons in the Merger".

     Options. For a description of the treatment of options to purchase Mitek Common Stock ("Mitek Options") issued under Mitek's stock option plans (collectively, the "Mitek Stock Option Plans") see "--Interests of Certain Persons in the Merger".

Interests of Certain Persons in the Merger

     General. Mitek will be the Surviving Corporation in the Merger and, following the Merger, will be a wholly owned subsidiary of J&J. It is currently anticipated that the executive officers of Mitek will continue in their current capacities, and that Mr. Anstey will serve as a director of the Surviving Corporation.



     Anstey Employment Agreement. At or prior to the Effective Time, Mitek will enter into an employment agreement (the "Employment Agreement") with Mr. Anstey, pursuant to which Mr. Anstey will serve as President of the Surviving Corporation. The term of the Employment Agreement will commence at the Effective Time and will extend through December 28, 1995. Mr. Anstey has agreed to waive all amounts (other than certain employee welfare benefits) that may be due to him under his Executive Employment Agreement (as defined below). During the term of the Employment Agreement, Mr. Anstey will receive a base salary at the annual rate paid in 1994 by Mitek of $250,000 and a cash bonus equal to the amount paid with respect to 1994 of $350,000 (payable in equal bi-weekly installments during the term of the Employment Agreement). Under the terms of the Employment Agreement, if Mr. Anstey terminates his employment for Good Reason (as defined below) prior to December 28, 1995, he will be entitled to continue to receive his salary and bonus, as provided above.
Mr. Anstey will not be entitled to receive any salary or bonus following his death, his Disability (as defined below) or his termination for Cause (as defined below).



     "Good Reason" means (i) the assignment to Mr. Anstey of any significant duties or responsibilities inconsistent with the duties or responsibilities as may be performed by presidents of other domestic affiliates of J&J, (ii) Mitek requiring Mr. Anstey to be based anywhere other than within 50 miles of Mitek's current principal executive offices except for travel required to carry out his duties and (iii) the failure by Mitek to timely pay Mr. Anstey his salary. "Cause" means (i) the willful failure or refusal by Mr. Anstey to, in any material respect, perform his duties and assume his responsibilities as President of Mitek, as such duties and responsibilities are from time to time determined by the Mitek Board, which failure or refusal continues after a written demand for substantial performance is delivered to him by Mitek, (ii) the willful engagement by him in conduct which is materially injurious monetarily or otherwise, to Mitek or any of its affiliates, including willful and repeated violations of company policies, (iii) his misappropriation (including the unauthorized use or disclosure of confidential or proprietary information of Mitek or any of its affiliates) or embezzlement of any assets of Mitek or its affiliates or (iv) his perpetration, conviction, guilty plea or confession to any fraud, conversion, misappropriation, embezzlement or other felony charge. "Disability" means a physical or mental illness which prevents Mr. Anstey from substantially performing his duties for a period of at least 30 consecutive days.

     Executive Employment Agreements. Mitek entered into employment agreements in July 1994 (the "Executive Employment Agreements") with the following six officers ("Executives") of Mitek: Mr. Anstey, Richard M. Altieri, Edward F. Kent, Richard J. Lynch, Terry D. Schlotterback and Richard M. Winters. In connection with the execution of the Employment Agreement, Mr. Anstey has agreed to terminate all benefits he would be entitled to under his Executive Employment Agreement, other than certain employee welfare benefits. The Executive Employment Agreements provide for certain severance benefits if an Executive's employment with Mitek is terminated for certain reasons subsequent to a Change in Control (as defined below) of Mitek. The terms of the Executive Employment Agreements are for 36 months from the date of a Change in Control. A "Change in Control" of Mitek means the occurrence of any one of the following events: (i) any person becomes a beneficial owner, directly or indirectly, of securities of Mitek representing 40% or more of the combined voting power of Mitek's then outstanding securities; (ii) individuals who constituted the Mitek Board in July 1994 (the "Incumbent Board"), or individuals elected by the Incumbent Board, cease to constitute a majority thereof, subject to certain exceptions; or (iii) Mitek's stockholders approve a liquidation or dissolution of Mitek, the sale of all or substantially all of the assets of Mitek, or a reorganization, merger or consolidation such that all or substantially all of the individuals and entities who were the beneficial owners of the combined voting power of Mitek's outstanding securities immediately prior to such transaction do not, following such transaction, beneficially own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the elections of the corporation resulting from such transaction.


     The Executive Employment Agreements provide that in the event of a Change in Control of Mitek, each Executive will remain employed by Mitek for a period of 90 days from the occurrence of such Change in Control. If an Executive is terminated subsequent to a Change in Control for reasons other than such Executive's death or retirement, by Mitek for Disability or Cause (as such terms are defined below), or by the Executive for Good Reason (as defined below), then the Executive shall be entitled to the following benefits: (i) the Executive's full compensation through the date of termination at the rate in effect at the time notice of termination is given; (ii) for an Executive employed by Mitek, or a successor resulting from the Change in Control, for three or more years, a severance payment equal to 24 months of such Executive's full compensation, calculated in accordance with the terms of the Executive Employment Agreement;
(iii) for an Executive employed by Mitek for less than three years, a severance payment equal to twelve months of such Executive's full compensation, calculated in accordance with the terms of the Executive Employment Agreement; (iv) for the remainder of the term of the Executive Employment Agreement (or for such longer period as may be provided under the terms of the relevant plan), Mitek shall continue to provide benefits to the Executive and, where applicable, the Executive's family, on the same basis generally provided to other executives of Mitek, including, without limitation, incentive and savings plans, practices, policies and programs, and life, disability, accident and health insurance benefits, substantially similar to those the Executive received during the 90-day period preceding the Change in Control; and (v) all legal fees and expenses incurred by such Executive as a result of such termination. In addition, the Executives' incentive stock option agreements were amended in July 1994 to provide for an acceleration of vesting of all incentive stock options held by the Executives upon a Change in Control. The severance payments pursuant to the Executive Employment Agreements are subject to reductions to the extent such payments would be deemed an "excess parachute payment" as defined in Section 280G of the Code. For purposes of the Executive Employment Agreements, "Good Reason" means (i) the assignment to the Executive of any duties inconsistent with the Executive's status or position with Mitek (including offices, titles and reporting requirements), or a substantial alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control, subject to certain exceptions; (ii) a reduction by Mitek in the Executive's annual compensation in effect immediately prior to a Change in Control; (iii) the relocation of Mitek's principal executive offices to a location more than fifty miles from Norwood, Massachusetts or Mitek requiring the Executive to be based anywhere other than Mitek's principal executive offices except for required travel on Mitek's business to an extent substantially consistent with the Executive's prior business travel obligations;
(iv) the failure by Mitek to continue to provide the Executive with benefits at least as favorable to those enjoyed by the Executive under any of Mitek's insurance, medical, health and accident, disability, deferred compensation, incentive awards, incentive stock options, stock option plans or savings plans in which the Executive was participating at the time of the Change in Control, the taking of any action by Mitek which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed at the time of the Change in Control or the failure by Mitek to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of the Change in Control; (v) the failure of Mitek to obtain a satisfactory agreement from any successor to assume and agree to perform the Executive Employment Agreement; or (vi) any purported termination of the Executive's employment which is not made pursuant to the terms of the Executive Employment Agreement. "Disability" means an incapacity due to physical or mental illness that causes the Executive to be absent from the full-time performance of the Executive's duties with Mitek for six consecutive months. "Retirement" shall mean termination of employment after age 65. "Cause" shall mean termination (i) upon the conviction of the Executive by a court of competent jurisdiction for felonious criminal conduct or (ii) because the Executive engaged in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties resulting in material economic harm to Mitek, unless the Executive believed in good faith that such act or nonact was in the best interests of Mitek.


     Approval of the Merger Agreement by Mitek stockholders will constitute a Change in Control under the Executive Employment Agreements. If payments under the Executive Employment Agreements are triggered following a Change in Control, the estimated cash amounts (based on current compensation levels and assuming termination occurring during 1995) payable to the Executives (other than Mr. Anstey, who has agreed to terminate all benefits he would be entitled to under his Executive Employment Agreement, other than certain employee welfare benefits) are as follows: Mr. Altieri, $276,000 (if subsequent to October 1995); Mr. Kent, $230,000; Mr. Lynch, $390,000; Mr. Schlotterback, $336,000; and Mr.
Winters, $160,000.


     In addition, each Executive would receive non-cash benefits with estimated values ranging from $11,800 to $14,800 per year until termination of the Executive Employment Agreement. The foregoing information does not include the value of stock options, which are discussed below.

     Mitek Options. The Merger Agreement provides that, at the Effective Time, each Mitek Option issued pursuant to Mitek Stock Option Plans and then outstanding will be assumed by J&J, will become immediately exercisable in full, and will constitute an option to acquire, on substantially the same terms and conditions (including full exercisability) as were applicable under such Mitek Options, the same number of shares of J&J Common Stock as the holder of such Mitek Options would have been entitled to receive pursuant to the Merger had such holder exercised such Mitek Options in full immediately prior to the Effective Time, at a price per share equal to the aggregate exercise price for the shares of Mitek Common Stock subject to such Mitek Options divided by the number of shares of J&J Common Stock purchasable pursuant to such Mitek Options; provided, however, that each holder of any Mitek Option who would otherwise have been entitled to receive a fraction of a share of J&J Common Stock shall receive cash in lieu thereof.

     As of December 31, 1994, Mitek Options to purchase 563,065 shares of Mitek Common Stock were outstanding at exercise prices ranging from $0.40 to $27.25 per share. Assuming the exercise of all outstanding Mitek Options (whether or not currently exercisable) and based upon the maximum Exchange Ratio, a maximum of 346,904 shares of J&J Common Stock may be issued in respect of such options in connection with the Merger.

     The following indicates the value of unexercised Mitek Options held on December 31, 1994 by the five highest compensated officers of Mitek, all executive officers as a group and all directors as a group (assuming that each and every Mitek Option is exercised for shares of J&J Common Stock and that the value of Mitek Common Stock, at the time of such exercise, is $30.00 per share), which options will become fully exercisable at the Effective Time:

Mr. Anstey (an executive officer and a director), $5,497,500; Mr. Altieri, $127,500; Mr. Lynch, $1,687,887; Mr. Schlotterback, $555,000; Mr. Winters,
$200,000; all executive officers as a group, $8,753,862; and all directors as a group, $5,642,250.

     Indemnification of Directors and Officers Pursuant to the Merger Agreement. For a period of six years after the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless the present and former officers, directors and employees of Mitek against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring on or prior to the Effective Time to the full extent provided under Mitek's Certificate of Incorporation and By-laws. J&J has agreed to maintain for six years from the Effective Time the current level and scope of directors' and officers' liability insurance maintained by Mitek covering those persons who are currently covered by Mitek's directors' and officers' liability insurance policy unless J&J agrees in writing to guarantee the indemnification obligations set forth in the Mitek Certificate of Incorporation and the Mitek By-laws.

Resale of J&J Common Stock

     The J&J Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act except for shares issued to any Mitek stockholder who may be deemed to be an affiliate of Mitek (an "Affiliate") for purposes of Rule 145 under the Securities Act. Mitek shall use its reasonable efforts to cause each such Affiliate to enter into an agreement with J&J providing that such Affiliate will not transfer any J&J Common Stock received in the Merger, except in compliance with the Securities Act.

     Affiliates may not sell their J&J Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 (or Rule 144 under the Securities Act in the case of persons who become Affiliates of J&J) or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time an Affiliate (together with certain related persons) would be entitled to sell J&J Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of J&J Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would only remain available, however, to Affiliates if J&J remained current with its informational filings with the Commission under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such J&J Common Stock without such manner of sale or value limitations, provided that J&J was current with its Exchange Act informational filings and such Affiliate was not then an affiliate of J&J. Three years after the Effective Time, an Affiliate would be able to sell such J&J Common Stock without any restrictions so long as such Affiliate had not been an affiliate of J&J for at least three months prior thereto.

No Solicitation

     The Merger Agreement provides that Mitek may not, nor may it permit any of its subsidiaries to, nor may it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. However, to the extent required by the fiduciary obligations of the Mitek Board, determined in good faith by a majority of the disinterested members thereof based on the advice of independent counsel, Mitek may, in response to an unsolicited Takeover Proposal and subject to compliance with Mitek's responsibility to keep J&J informed in all material respects of the status and details of any such Takeover Proposal and certain other conditions, furnish information with respect to Mitek to any person pursuant to a customary confidentiality agreement. As used herein, a "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of Mitek or any of its subsidiaries or more than a 20% interest in any voting securities of Mitek or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Mitek or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving Mitek or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement.

Right of the Mitek Board to Withdraw Recommendation

     Under the Merger Agreement, the Mitek Board or any committee thereof may not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to J&J, the Mitek Board's approval or recommendation of the Merger Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. However, to the extent required by the fiduciary obligations of the Mitek Board, as determined in good faith by a majority of the disinterested members thereof, based on the advice of independent counsel, the Board may (i) withdraw or modify its approval or recommendation of the Merger Agreement or the Merger, (ii) approve or recommend a Superior Proposal, (iii) enter into an agreement with respect to such Superior Proposal or (iv) terminate the Merger Agreement, in each case at any time after the second business day following J&J's receipt of written notice advising J&J that the Mitek Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In the event the Mitek Board enters into an agreement with respect to any Takeover Proposal, the Merger Agreement requires Mitek to, concurrently with entering into any such agreement, pay to J&J the fees described below under "--Certain Fees and Expenses". As used herein, "Superior Proposal" means a bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Mitek Common Stock then outstanding or all or substantially all the assets of Mitek, and otherwise on terms which a majority of the disinterested members of the Mitek Board determines in its good faith judgment to be more favorable to Mitek's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested members, is reasonably capable of being financed by such third party.

Certain Fees and Expenses

     The Merger Agreement requires Mitek to promptly pay to J&J $5 million, plus all Expenses up to $1 million, if the Merger Agreement is terminated (i) by J&J in the event that prior to the Special Meeting a Takeover Proposal is commenced, publicly proposed, publicly disclosed or communicated to Mitek (or the willingness of any person to make a Takeover Proposal is publicly disclosed or communicated to Mitek) and (a) the requisite approval of Mitek's stockholders for the Merger is not obtained at the Special Meeting, (b) the Special Meeting does not occur prior to September 30, 1995 under certain circumstances or (c) the Mitek Board (or any committee thereof) shall have withdrawn or modified its approval or recommendation of the Merger or the Merger Agreement or approved or recommended any Takeover Proposal or (ii) by either J&J or Mitek in connection with the Mitek Board, in accordance with the provision described under "--Right of the Mitek Board to Withdraw Recommendation" above, entering into an agreement with respect to a Superior Proposal. As used herein, "Expenses" means all documented out-of-pocket fees and expenses incurred or paid on behalf of J&J in connection with the Merger or the consummation of any of the transactions contemplated by the Merger Agreement, up to $1 million.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex I to this Proxy Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

The Merger

     The Merger. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the stockholders of Mitek and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will be merged with and into Mitek (with Mitek being the Surviving Corporation). The Effective Time will occur upon the filing with the Secretary of State of the State of Delaware of a duly executed Certificate of Merger or at such time thereafter as is provided in the Certificate of Merger.

     Certificate of Incorporation and By-laws. The Merger Agreement provides that the Certificate of Incorporation of Mitek as in effect immediately prior to the Effective Time will be amended as of the Effective Time so that Article FOURTH thereof reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $1.00 per share." As so amended, such Certificate of Incorporation will be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Mitek as in effect at the

Effective Time will become the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     Conversion of Mitek Stock in the Merger. At the Effective Time each share of Mitek Common Stock (together with the associated Right) issued and outstanding immediately prior to the Effective Time (other than shares of Mitek Common Stock that are owned by Mitek or any subsidiary or by J&J or any subsidiary, all of which will be cancelled) will be converted into the right to receive such number of shares of fully paid and nonassessable shares of J&J Common Stock equal to the Exchange Ratio (in no event will the Exchange Ratio be greater than 0.6161 or less than 0.5041). Cash will be paid to Mitek stockholders in lieu of fractional shares of J&J Common Stock and any dividends or other distributions to which such holder is entitled. See "THE MERGER--Exchange Procedures; No Further Ownership Rights in Mitek Common Stock; Dividends; No Fractional Shares".

Representations and Warranties

     The Merger Agreement includes various customary representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by Mitek as to, among other things, (i) the corporate organization, standing and power of Mitek and its subsidiaries; (ii) ownership of subsidiaries; (iii) Mitek's capital structure; (iv) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters and the Merger Agreement's noncontravention of any agreement, law, or charter or by-law provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement (except for certain filings specified in the Merger Agreement); (v) compliance as to form and the accuracy of information contained in documents filed with the SEC; (vi) the accuracy of information supplied by Mitek in connection with this Proxy Statement/Prospectus and the Registration Statement; (vii) the absence of certain material changes or events since the date of the most recent audited financial statements filed with the SEC (except as disclosed in documents filed with the SEC prior to the date of the Merger Agreement), including the absence of any declaration of a dividend (other than rights issued or to be issued pursuant to the Rights Agreement), any split, combination or reclassification of capital stock, certain increases in compensation, severance or termination pay, entry into certain employment, severance or termination agreements and certain changes in accounting methods, principles or practices; (viii) absence of material litigation; (ix) disclosure of material contracts; (x) compliance with laws applicable to the business of Mitek, including environmental laws; (xi) the absence of certain material changes in Mitek's benefit plans; (xii) the compliance with applicable laws of Mitek's benefit plans and certain other matters relating to ERISA; (xiii) the filing of tax returns and payment of taxes; (xiv) the absence of "excess parachute payments" under the Code; (xv) good and marketable title, or valid leasehold interests in (and compliance with the terms of such leaseholds), all material property and assets necessary to conduct Mitek's business; (xvi) ownership of or the right to use, and no infringement of others' rights to, the intellectual property necessary to conduct Mitek's business; (xvii) the voting requirements for the approval of the Merger; (xviii) compliance with applicable state takeover laws; (xix) the receipt of an opinion of Mitek's financial advisor; (xx) certain broker's and advisor's fees and expenses; (xxi) certain matters relating to Mitek's acquisition of certain of the assets of Medicine Lodge; and (xxii) certain matters with respect to contracts, agreements, arrangements or understandings relating to the third-party marketing of Mitek's products.

     The Merger Agreement also includes representations and warranties by J&J and Merger Sub as to, among other things, (i) the corporate organization, standing and power of J&J and Merger Sub; (ii) J&J's and Merger Sub's capital structure; (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters and the Merger Agreement's noncontravention of any agreement, law, or charter or by-law provision and the absence of the need for governmental or third-party filings, consents, approvals or actions with respect to any transaction contemplated by the Merger Agreement; (iv) compliance as to form and the accuracy of information contained in documents filed with the SEC; (v) the accuracy of information supplied by J&J in connection with this Proxy Statement/Prospectus and the Registration Statement; (vi) the absence, since the date of the most recent unaudited financial statements filed with the SEC (except as disclosed in documents filed with the SEC prior to the date of the Merger Agreement), of certain material changes in J&J, the declaration of any dividend (other than regular quarterly cash dividends on J&J Common Stock), any split, combination or reclassification of capital stock, and the absence of any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of J&J Common Stock; (vii) the absence of material litigation; (viii) compliance with laws applicable to the operation of Parents' and Sub's business; (ix) certain broker's fees and expenses; and (x) the absence of prior activities of Merger Sub.

Business of Mitek Pending the Merger

     Mitek has agreed that, prior to the Effective Time, it will, and it will cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Mitek has also agreed that prior to the Effective Time it will not, and it will not permit any of its subsidiaries to, among other things: (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of Mitek's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock or any rights, warrants or options to acquire any such shares; (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Mitek Common Stock upon the exercise of Mitek Options outstanding on the date of the Merger Agreement and in accordance with their present terms); (iii) amend its certificate of incorporation or by-laws or other comparable charter or organizational documents; (iv) acquire or agree to acquire
(x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to Mitek and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice; (v) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except sales of inventory in the ordinary course of business; (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Mitek or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or
(z) make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to Mitek or any direct or indirect wholly owned subsidiary of Mitek or (B) advances to employees in accordance with past practice; (vii) except for the items set forth in the disclosure schedule to the Merger Agreement, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000; (viii) make any material tax election or settle or compromise any material income tax liability; (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Mitek included in the reports, forms and other documents filed by Mitek with the SEC since January 1, 1994, or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party; (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which Mitek or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; (xi) enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of Mitek's or its subsidiaries' products or products licensed by Mitek or its subsidiaries; (xii) except as required to comply with applicable law, (A) adopt, enter into, terminate or amend any employee benefit plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any benefit plan, (D) except as permitted in clause (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plan or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan; or (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

Certain Additional Agreements

     The Merger Agreement contains additional covenants relating to, among other things, (i) Mitek promptly establishing a record date and calling a stockholders' meeting, (ii) the use of reasonable efforts to obtain "comfort letters" from each party's accountants regarding the financial information contained in this Proxy Statement/Prospectus, (iii) J&J having reasonable access to Mitek's properties, books, contracts, commitments, personnel and records,(iv) consulting with the other party regarding any public announcement relating to the transactions contemplated by the Merger Agreement, (v) each party's use of reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, (vi) Mitek not amending the Rights Agreement without J&J's consent, (vii) Mitek identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of Mitek, "affiliates" of Mitek for the purposes of Rule 145 under the Securities Act and to use its reasonable efforts to cause each such person to deliver to J&J on or prior to Closing Date a written agreement pursuant to which each such affiliate agrees not to dispose of shares of J&J Common Stock received by it in connection with the Merger except in compliance with the Securities Act as described under "THE MERGER--Resale of J&J Common Stock" and (viii) the assumption by J&J of certain employment agreements set forth in the disclosure schedule to the Merger Agreement. In addition, J&J has agreed (i) to take the actions with respect to the Mitek Options and benefit plans described under "THE MERGER--Effect on Employee Benefit and Stock Plans", (ii) to maintain all rights of indemnification in favor of current and former officers, directors and employees of Mitek and its subsidiaries and to maintain Mitek's directors' and officers' insurance as described under "THE MERGER--Interests of Certain Persons in the Merger" and (iii) to use its best efforts to cause the shares of J&J Common Stock to be issued in the Merger to be approved for listing on the NYSE.

     Under the Merger Agreement, Mitek has also agreed not to solicit other Takeover Proposals or to withdraw its recommendation of the Merger except as set forth under "THE MERGER--No Solicitation" and "--Right of Mitek Board to Withdraw Recommendation".

Conditions to the Consummation of the Merger

     Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions: (i) the Merger Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Mitek Common Stock; (ii) the shares of J&J Common Stock issuable to Mitek's stockholders pursuant to the Merger Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance;
(iii) the waiting period under the HSR Act applicable to the Merger shall have expired or been terminated; (iv) there shall not be in effect any temporary restraining order, preliminary or permanent injunction or other order of any court or other legal restraint or prohibition preventing the consummation of the Merger; and (v) the Registration Statement will have become effective and shall not be the subject of any stop order suspending the effectiveness thereof or any proceeding seeking such a stop order.

     Conditions to the Obligations of J&J and Merger Sub. The obligations of J&J and Merger Sub to effect the Merger are further subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of Mitek set forth in the Merger Agreement that are qualified as to materiality being true and correct, and the representations and warranties of Mitek that are not so qualified being true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and J&J shall have received a certificate signed on behalf of Mitek by the chief executive officer and chief financial officer of Mitek to the foregoing effect; (ii) Mitek shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement and J&J shall have received a certificate signed on behalf of Mitek by the chief executive officer and chief financial officer of Mitek to the foregoing effect; (iii) J&J shall have received agreements from each identified affiliate relating to the resale of J&J Common Stock; (iv) J&J shall have received from Cravath, Swaine & Moore a tax opinion in substantially the form attached to the Merger Agreement (which has been omitted from this Proxy Statement/Prospectus) and such opinion shall not have been withdrawn or modified in any material respect; (v) there shall not be pending or threatened any suit, action or proceeding by any governmental entity (x) challenging the acquisition by J&J or Merger Sub of any shares of Mitek Common Stock, seeking to restrain or prohibit the con-summation of the Merger, seeking to place limitations on the ownership of shares of Mitek Common Stock (or shares of common stock of the Surviving Corporation) by J&J or Merger Sub or seeking to obtain from Mitek, J&J or Merger Sub any damages that are material in relation to Mitek and its subsidiaries taken as a whole, (y) seeking to prohibit or limit the ownership or operation by Mitek, J&J or any of their respective subsidiaries of any material portion of any business or of any assets of Mitek, J&J or any of their respective subsidiaries, or to compel Mitek, J&J or any of their respective subsidiaries to dispose of or hold separate any material portion of any business or of any assets of Mitek, J&J or any of their respective subsidiaries as a result of the Merger or (z) seeking to prohibit J&J or any of its subsidiaries from effectively controlling in any material respect the business or operations of Mitek and its subsidiaries, taken as a whole; and (vi) there shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is likely to result in any material adverse change) in the business, properties, assets, financial condition or results of operations of Mitek and its subsidiaries, taken as a whole, since the date of the Merger Agreement.

     Conditions to the Obligation of Mitek. The obligation of Mitek to effect the Merger is further subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of J&J and Merger Sub set forth in the Merger Agreement that are qualified as to materiality being true and correct, and the representations and warranties of J&J and Merger Sub that are not so qualified being true and correct in all material respects, in each case as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date and Mitek shall have received a certificate signed on behalf of J&J by the chief executive officer and the chief financial officer of J&J to the foregoing effect; (ii) J&J and Merger Sub shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement and Mitek shall have received a certificate signed on behalf of J&J by the chief executive officer and the chief financial officer of J&J to the foregoing effect; (iii) Mitek shall have received from Fulbright & Jaworski L.L.P. a tax opinion in substantially the form attached to the Merger Agreement (which has been omitted from this Proxy Statement/Prospectus) and such opinion shall not have been withdrawn or modified in any material respect; and (iv) there shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is likely to result in any material adverse change) in the business, properties, assets, financial condition or results of operations of J&J and its subsidiaries, taken as a whole, since the date of the Merger Agreement.

Termination, Amendment and Waiver

     The Merger Agreement may be terminated, and the Merger contemplated thereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Mitek: (i) by mutual written consent of J&J and Mitek; (ii) by either party if (a) the required approval of the stockholders of Mitek is not obtained at the Special Meeting, (b) the Merger shall not have been consummated on or before September 30, 1995, or (c) any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (iii) by J&J if J&J is entitled to collect the fees described under "THE MERGER--Certain Fees and Expenses"; or (iv) by Mitek in connection with it entering into a definitive agreement pursuant to a Superior Proposal, if Mitek makes simultaneous payment of the fees and expenses described in "THE MERGER--Certain Fees and Expenses".

     In the event of termination of the Merger Agreement by either Mitek or J&J, the Merger Agreement will become void and have no effect, without liability or obligation on the part of J&J, Merger Sub or Mitek other than under certain specified provisions of the Merger Agreement dealing with confidentiality agreements, broker's fees, the fee described under "THE MERGER--Certain Fees and Expenses" and fees and expenses, except that no party will be relieved of any liability resulting from any wilful and material breach of the representations, warranties, covenants or agreements set forth in the Merger Agreement.

     Subject to applicable law, (i) the Merger Agreement may be modified or amended by written agreement executed and delivered by the respective duly authorized officers of J&J, Merger Sub and Mitek (except that after the Merger has been approved by the stockholders of Mitek, no amendment may be made which requires the approval by such stockholders without the further approval of such stockholders) and (ii) the parties, by written agreement signed by each party, may extend the time for performance of any of the obligations or other acts of the other parties to the Merger Agreement, waive inaccuracies in representations and warranties or waive compliance with any of the agreements or conditions of the other parties contained in the Merger Agreement.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Directors and Officers. The directors of Merger Sub at the Effective Time and Mr. Anstey will become the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier resignation or removal. The officers of Mitek at the Effective Time will become the officers of the Surviving Corporation until their successors have been duly appointed and qualified or until their earlier resignation or removal.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     J&J Common Stock (symbol: JNJ) is listed for trading on the NYSE and Mitek Common Stock (symbol: MYTK) is quoted on the Nasdaq National Market. The following table sets forth, for the periods indicated, the high and low sales prices per share of J&J Common Stock on the NYSE Composite Transactions Tape and of Mitek Common Stock on the Nasdaq National Market and the quarterly cash dividends per share paid by J&J on shares of J&J Common Stock. Mitek has never paid cash dividends on shares of Mitek Common Stock. In addition, the Merger Agreement restricts Mitek's ability to pay cash dividends between the date of the Merger Agreement and the Effective Time.

                                                                        Cash
                                                                      Dividends
                                                                      Per Share
                                   J&J                   Mitek        of Common
                               Common Stock          Common Stock       Stock
                            ------------------    ------------------   -------
                              High       Low        High       Low       J&J
                             ------     -----      ------     -----     -----


1992
  First Quarter...........  $58 3/4    $47        $45 1/4    $26 1/2    $0.20
  Second Quarter..........   51 3/8     43         30         21         0.23
  Third Quarter...........   52 7/8     44 5/8     26 1/2     20 7/8     0.23
  Fourth Quarter..........   54 3/4     43 1/4     33 3/4     18         0.23
1993
  First Quarter...........   50 3/8     37 5/8     33 1/2     20         0.23
  Second Quarter..........   45 3/4     38 3/8     28 1/3     16         0.26
  Third Quarter...........   41 3/4     35 5/8     26 1/2     21 1/2     0.26
  Fourth Quarter..........   45 5/8     38 1/2     28         18 3/4     0.26
1994
  First Quarter...........   45 3/4     36         25         14         0.26
  Second Quarter..........   44 5/8     36 1/4     18 1/4     12 1/4     0.29
  Third Quarter...........   52 3/8     42 1/4     22 1/4     16         0.29
  Fourth Quarter..........   56 1/2     49 1/2     25 3/4     18 3/4     0.29
1995
  First Quarter (to
    February 24, 1995)....   59 1/2     53 5/8     30 1/4     23 1/4     0.29(1)

- ---------------
(1) Declared on January 3, 1995 and payable on March 7, 1995 to shareholders of record on February 14, 1995.

     The following table sets forth the last reported sales prices per share of J&J Common Stock on the NYSE Composite Transactions Tape and of Mitek Common Stock on the Nasdaq National Market on January 3, 1995, the last trading day before announcement of the Merger Agreement, and on February 24, 1995:

                                          J&J              Mitek
                                      Common Stock      Common Stock
                                      ------------      ------------
January 3, 1995.....................    $54 1/2            $23 1/2
February 24, 1995...................     57 1/8             29 7/8


     MITEK STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR J&J COMMON STOCK AND MITEK COMMON STOCK IN CONNECTION WITH VOTING THEIR SHARES.

          COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF J&J AND MITEK

     The rights of J&J stockholders are governed by J&J's Restated Certificate of Incorporation (the "J&J Certificate of Incorporation"), its By-laws (the "J&J By-laws") and the New Jersey Business Corporation Act (the "NJBCA"). The rights of Mitek stockholders are governed by its Second Restated Certificate of Incorporation (the "Mitek Certificate of Incorporation"), its Restated By-laws (the "Mitek By-laws") and the DGCL. After the Effective Time, the rights of Mitek stockholders who become J&J stockholders will be governed by the J&J Certificate of Incorporation, the J&J By-laws and the NJBCA.

     The following is a summary of the material differences between the rights of J&J stockholders and the rights of Mitek stockholders. This summary is not intended to be complete and is qualified in its entirety by reference to applicable provisions of the NJBCA and the DGCL and to the Certificate of Incorporation and By-laws of each of J&J and Mitek.

  Size and Classification of the Board of Directors.

     J&J. The J&J By-laws provide that the total number of J&J directors shall be not less than 9 nor more than 18 as determined by the J&J Board from time to time. J&J currently has 15 directors. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting.

     Mitek. The Mitek By-laws provide that the number of Mitek directors shall not be less than 3 nor more than 15. The number of directors may be decreased by the stockholders or by a vote of 80% of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The number of directors may be increased at any time by the stockholders or by a vote of 80% of the directors then in office. Mitek currently has 5 directors. Directors are elected at each annual meeting of stockholders to serve until the next annual meeting.

  Removal of Directors.

     J&J. The J&J By-laws provide that directors of J&J may be removed for cause by a majority vote of the stockholders entitled to vote in the election of directors.

     Mitek. The Mitek By-laws provide that directors of Mitek may be removed, with or without cause, by the holders of a majority of the shares of Mitek Common Stock then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such series or class.

  Special Meeting of Stockholders; Action by Written Consent.

     J&J. Under the J&J By-laws, a special meeting of the stockholders may be called at any time by the Chairman of the J&J Board, by a Vice-Chairman of the J&J Board, by the Chairman of the Executive Committee of J&J, by a Vice-Chairman of the Executive Committee of J&J, by the President or by a majority of the directors on the J&J Board and shall be held on such business day and at such time and at such place within or without the State of New Jersey as is stated in the notice of the meeting.

     Any action required or permitted to be taken at a meeting of the J&J stockholders may be taken without a meeting if all the stockholders entitled to vote thereon consent thereto in writing.

     Mitek. Under the Mitek By-laws, a special meeting of stockholders may only be called by the President or by the Mitek Board.

     Pursuant to the DGCL and the Mitek By-laws, Mitek stockholders may take any action that otherwise may be taken at any annual or special meeting by written consent without a meeting. If such consent is less than unanimous, prompt notice of the taking of such action must be given to those stockholders who did not consent in writing.

  Stockholder Inspection Rights; Stockholder Lists.

     J&J. Under the NJBCA, a stockholder who has been a stockholder for at least six months or who holds at least five percent of the outstanding shares of any class of stock of J&J has the right for any proper purpose to inspect the minutes of the proceedings of J&J's stockholders and J&J's record of stockholders. Irrespective of the period such stockholder has held his stock or the amount of stock such stockholder holds, a court is empowered, upon proof of proper purpose, to compel production for examination by the stockholder the books and records of account, minutes and record of stockholders of J&J.

     Mitek. Under the DGCL, any stockholder, in person or by attorney or other agent, may, upon written demand given under oath and stating the purpose thereof, inspect for any proper purpose a corporation's stock ledger, a list of its stockholders and its other books and records. A proper purpose is a purpose reasonably related to such person's interest as a stockholder. A list of stockholders is to be open to the examination of any stockholder, for any purpose germane to a meeting of stockholders, for a period of at least 10 days prior to such meeting. The list is also to be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  Amendment of Governing Documents.

     J&J. In accordance with the NJBCA, the J&J Certificate of Incorporation and the J&J By-laws, the provisions of the J&J By-laws generally may be amended, added to, altered, changed or repealed in whole or in part (i) by the vote of the stockholders at a regular or special meeting of the stockholders or (ii) by the J&J Board at a regular or special meeting of the J&J Board, if notice of the proposed amendment is contained in the notice of such meeting, except that a By-law adopted or amended by the J&J Board may be superseded by stockholder action and such stockholder action shall preempt any further action by the J&J Board.

     Mitek. The DGCL provides that a corporation's by-laws may be adopted, amended or repealed by the stockholders, and if authorized in the corporation's certificate of incorporation, by such corporation's Board of Directors. The Mitek By-laws provide that such By-laws may be adopted, amended or repealed by a majority of the directors present at any regular or special meeting of the Mitek Board at which a quorum is present, except with respect to the provisions of such By-laws governing (i) the removal of the directors, (ii) the indemnification of the Directors and (iii) the amendment of the By-laws. The Mitek By-laws further provide that the Mitek By-laws may be amended by the Mitek stockholders by the affirmative vote of a majority of the outstanding shares of Mitek capital stock at any regular or special meeting of the stockholders, provided that the proposed amendment to the Mitek By-laws shall have been set forth in the notice of such meeting. Notice of any amendment made by the Mitek Board must be given to all stockholders not later than the time of giving notice of the next stockholders' meeting subsequent to such amendment.

  Corporation's Best Interest.

     J&J. Under the NJBCA, the director of a New Jersey corporation may consider, in discharging his or her duties to the corporation and in determining what he or she reasonably believes to be is the best interest of the corporation, any of the following (in addition to the effects of any action on stockholders): (i) the effects of the action on the corporation's employees, suppliers, creditors and customers, (ii) the effects of the action on the community in which the corporation operates and (iii) the long-term as well as the short-term interest of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the corporation. If, on the basis of the foregoing factors, the Board of Directors determines that any proposal or offer to acquire the corporation is not in the best interest of the corporation, it may reject such proposal or offer, in which event the Board of Directors will have no duty to remove any obstacles to, or refrain from impeding, such proposal or offer.

     Mitek.  The DGCL does not include a comparable provision.

  Required Vote for Authorization of Certain Actions.

     J&J. Under the NJBCA, the consummation of a merger or consolidation of a New Jersey corporation such as J&J, which was organized prior to January 1, 1969, requires the approval of such corporation's Board of Directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of the corporation entitled to vote thereon, unless such corporation is the surviving corporation and (i) such corporation's certificate of incorporation is not amended, (ii) the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after, and (iii) the number of voting shares and participating shares outstanding after the merger will not exceed by 40% the total number of voting or participating shares of the surviving corporation before the merger. Similarly, in the case of a corporation organized prior to 1969, such as J&J, a sale of all or substantially all of a New Jersey corporation's assets other than in the ordinary course of business, or a voluntary dissolution of a New

Jersey corporation, requires the approval of such corporation's Board of Directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of the corporation entitled to vote thereon. Furthermore, the J&J Certificate of Incorporation contains provisions requiring the approval of at least 80% of the combined voting power of outstanding voting stock, voting together as a single class, to approve certain business combinations and transactions involving any five percent stockholder.

     Mitek. The DGCL requires the affirmative vote of a majority of the Board of Directors of a Delaware corporation and of at least a majority of such corporation's outstanding shares entitled to vote thereon to authorize a merger or consolidation, unless (i) such corporation is the surviving corporation, (ii) such corporation's certificate of incorporation is not amended, (iii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of such corporation after the effective date of the merger and(iv) either no shares of common stock of such corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of such corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan, do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. A sale of all or substantially all of a Delaware corporation's assets or a voluntary dissolution of a Delaware corporation requires the affirmative vote of a majority of the Board of Directors and at least a majority of such corporation's outstanding shares entitled to vote thereon.

  Business Combinations.

     J&J. The NJBCA provides that no corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey (a "resident domestic corporation") may engage in any "business combination" (as defined in the NJBCA) with any interested stockholder (generally, a 10% or greater stockholder) of such corporation for a period of five years following such interested stockholder's stock acquisition, unless such business combination is approved by the Board of Directors of such corporation prior to the stock acquisition. A resident domestic corporation, such as J&J, cannot opt out of the foregoing provisions of the NJBCA.

     In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested stockholder of such corporation other than: (i) a business combination approved by the Board of Directors of such corporation prior to the stock acquisition, (ii) a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share paid by such interested stockholder. In connection with business combinations with any five percent stockholder, the J&J Certificate contains provisions requiring the approval of at least 80% of the holders of J&J Common Stock entitled to vote in the election of directors and compliance with certain procedural requirements.

     Mitek. In general, Section 203 of the DGCL prohibits an "interested stockholder" (defined generally as a person holding 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in the DGCL) with a Delaware corporation for three years following the date such person became an interested stockholder.

     The provision is not applicable when (i) prior to the date the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, such interested stockholder owned at least 85% of the outstanding voting stock of the corporation, not including shares owned by directors who are also officers and by certain employee stock plans or (iii) on or subsequent to the date the stockholder becomes an interested stockholder, the business combination is approved by the Board of Directors of the corporation and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock entitled to vote thereon, excluding shares owned by the interested stockholder.

     Section 203's restrictions generally do not apply to business combinations with an interested stockholder that are proposed subsequent to the public announcement of, and prior to the consummation or abandonment of, certain mergers, sales of a majority of a corporation's assets or tender offers for 50% or more of a corporation's voting stock.

     The DGCL allows corporations to elect not to be subject to the provisions of the DGCL. Mitek did not make such an election.

  Rights Plan.

     J&J. J&J has not adopted a rights plan and has not declared a stock purchase right dividend with respect to its Common Stock.

     Mitek. On January 3, 1995, the Mitek Board declared a dividend of one preferred share purchase Right for each outstanding share of Mitek Common Stock. The dividend was paid on January 4, 1995 (the "Rights Plan Record Date") to the Mitek stockholders of record at the close of business on that date. The Rights are not applicable with respect to the Merger. Each Right entitles the registered holder to purchase from Mitek one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Shares"), of Mitek at a price of $120 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. This summary description of the Rights and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement between Mitek and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), which is incorporated by reference into this Proxy Statement/Prospectus.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding Mitek Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Mitek Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Mitek Common Stock (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the Mitek Common Stock certificates outstanding as of the Rights Plan Record Date, by such Mitek Common
Stock certificate.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Mitek Common Stock. Prior to the Distribution Date (or earlier redemption or expiration of the Rights), new Mitek Common Stock certificates issued after the Record Date upon transfer or new issuance of Mitek Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Mitek Common Stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Mitek Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Mitek Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on January 3, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Mitek, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Right are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares with a conversion price less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Mitek Common Stock or a stock dividend on the Mitek Common Stock payable in Mitek Common Stock or subdivisions, consolidations or combinations of the Mitek Common Stock occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Mitek Common
Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Mitek Common Stock. Each Preferred Share will have 100 votes, voting together with the Mitek Common Stock. Finally, in the event of any merger, consolidation or other transaction in which the Mitek Common Stock is exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Mitek Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Mitek Common Stock.

     In the event that Mitek is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provisions shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Mitek Common Stock having a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Mitek Common Stock, the Mitek Board may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one share of Mitek Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of Mitek's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of Mitek, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the tenth day following the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Mitek Common Stock, the Mitek Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Mitek Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The Rights will not become exercisable in connection with a "Qualifying Offer", which is an all-cash tender offer for all outstanding Mitek Common Stock that is fully financed, remains open for a period of at least 45 business days, assures a prompt second-step acquisition of shares not purchased in the initial offer at the same price as the initial offer and meets certain other requirements.

     The terms of the Rights may be amended by the Mitek Board without the consent of the holders of the Rights, except that from and after a Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Mitek, including, without limitation, the right to vote or to receive dividends.

                                 OTHER MATTERS

Regulatory Approvals Required


     Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain acquisition transactions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the FTC and specified waiting period requirements have been satisfied. The HSR Act provides for an initial 30 calendar day waiting period following the filing with the FTC and the Antitrust Division of certain Notification and Report Forms by the parties to a merger. J&J and Mitek each filed with the FTC and the Antitrust Division a Notification and Report Form with respect to the Merger on January 17, 1995. The waiting period under the HSR Act terminated at 11:59 p.m. on February 16, 1995. At any time before or after the Effective Time, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking the divestiture of Mitek by J&J, in whole or in part, or the divestiture of substantial assets of J&J, Mitek or their respective subsidiaries. State Attorneys General and private parties may also bring legal action under Federal or state antitrust laws in certain circumstances. Based on an examination of information available to J&J and Mitek relating to the businesses in which J&J, Mitek and their respective subsidiaries are engaged, J&J and Mitek believe that the consummation of the Merger will not violate the antitrust laws.


     J&J and Mitek do not believe that any other material governmental approvals or actions will be required for consummation of the Merger. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger".

                          ABSENCE OF APPRAISAL RIGHTS

     Holders of Mitek Common Stock will not be entitled to appraisal rights as a result of the Merger. Under Delaware law, appraisal rights are unavailable to holders of Mitek Common Stock because Mitek Common Stock was, on the record date, quoted on the Nasdaq National Market and will be converted into shares of J&J Common Stock, which at the effective time of the Merger will be listed on the NYSE.

                                    EXPERTS

     The consolidated financial statements of J&J and subsidiaries appearing in J&J's Annual Report on Form 10-K as of and for the year ended January 2, 1994 have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Mitek incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the shares of J&J Common Stock offered hereby will be passed upon for J&J by George S. Frazza, Vice President and General Counsel of J&J. Mr. Frazza is paid a salary by J&J, is a participant in various employee benefit plans offered to employees of J&J generally and owns and has options to purchase shares of J&J Common Stock.

     Cravath, Swaine & Moore, counsel for J&J, and Fulbright & Jaworski L.L.P., counsel for Mitek, will deliver opinions concerning certain Federal income tax consequences of the Merger. See "THE MERGER--Material Federal Income Tax Consequences".

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                January 3, 1995

                                     among

                               JOHNSON & JOHNSON,

                                MTS MERGER CORP.

                                      and

                         MITEK SURGICAL PRODUCTS, INC.

     AGREEMENT AND PLAN OF MERGER dated as of January 3, 1995, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), MTS MERGER CORP., a Delaware corporation ("Sub"), and a wholly owned subsidiary of Parent, and MITEK SURGICAL PRODUCTS, INC., a Delaware corporation (the "Company").

     WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, to effect such transactions, the respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub into the Company, or the Company into Sub, at the election of Parent as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock"), other than shares owned directly or indirectly by Parent or the Company, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

     WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties, covenants or agreements set forth in this Agreement solely by reason of such election. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that Sub shall be the Surviving Corporation and shall continue under the name "Mitek Surgical Products, Inc.". At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 8.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

     SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.03. Effective Time. As soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that Article Fourth of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value $1.00 per share", and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-laws of Sub as in effect at the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors. The directors of Sub at the Effective Time and the person listed in Schedule 1.06, shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist (together with the associated Right (as defined in Section 3.01(g)), and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) together with the associated Right shall be converted into the right to receive that number (the "Exchange Ratio") of fully paid and nonassessable shares of Parent Common Stock equal to the amount obtained by dividing $30.00 by the Average Closing Price (as hereinafter defined); provided, however, that in no event shall the Exchange Ratio be greater than 0.6161 or less than 0.5041. The "Average Closing Price" shall be an amount equal to the average per share closing price of Parent Common Stock, as reported on the New York Stock Exchange ("NYSE") Composite Tape for the 10 trading days immediately preceding the Closing Date. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, in each case without interest. The foregoing notwithstanding, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays an extraordinary dividend, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other bank or trust company as may be designated by Parent (and reasonably acceptable to the Company) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common
Stock. Except as contemplated by Section 2.02(f), the Exchange Fund shall not be used for any other purpose. Parent agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.02 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

     (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Average Closing Price.


     (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

     (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

                                  ARTICLE III

                         Representations and Warranties

     SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the Company. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws of its Significant Subsidiaries, in each case as amended to the date hereof. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

          (b) Subsidiaries. Schedule 3.01(b) lists each subsidiary of the Company. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries and except for the ownership interests set forth in Schedule 3.01(b), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

          (c) Capital Structure. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 4,600,000 shares of Preferred Stock. At the close of business on December 30, 1994, (i) 4,274,016 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury,
     (iii) 563,065 shares of Company Common Stock were reserved for issuance pursuant to outstanding Stock Options (as defined in Section 5.07) and (iv) shares of Company Preferred Stock to be reserved for issuance in connection with the Rights Agreement (the "Rights Agreement") that has been approved and adopted by the Company's Board of Directors substantially in the form attached hereto as Exhibit A, or such other form as may be approved by Parent. Except as set forth above, at the close of business on December 30, 1994, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Option Plans (as defined in Section 5.07(a)) will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws of the Company or any provision of the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
     (B) judgment, order or decree applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) and clause (iii)(A), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not
     (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"),
     (ii) the filing
     with the SEC of (y) a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, filed and available prior to the date of this Agreement, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents (as defined below), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock (other than rights issued or to be issued pursuant to the Rights Agreement (the "Rights")),
     (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or
     (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a material adverse effect on the Company, or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h) Litigation. Except as disclosed in the Filed SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (i) Contracts. Except as disclosed in the Filed SEC Documents or delivered to the Parent, there are no contracts or agreements that are of a nature required to be filed as an exhibit under the Exchange Act and the rules and regulations promulgated thereunder. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Company.

          (j) Compliance with Laws. (i) Except as disclosed in the Filed SEC Documents, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company. To the knowledge of the Company, each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on the Company.

          (ii) The term "Environmental Laws" means any Federal, state, local or foreign statute, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree, injunction or other authorization, relating to: (A) Releases (as defined in 42 U.S.C. ss. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment or (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material.

          (iii) To the knowledge of the Company, during the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, and none of the Company or its subsidiaries has disposed of any Hazardous Material or any other substance in a manner that has led, or could reasonably be anticipated to lead to a Release except in each case for those which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company except as disclosed in the Filed SEC Documents. Prior to the period of ownership or operation by the Company and its subsidiaries of any of their respective current or previously owned or leased properties, to the knowledge of the Company, no

     Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported shipped or disposed of from, such current or previously owned or leased properties, and there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for Releases which individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company except as disclosed in the Filed SEC Documents. Neither the Company nor any of its subsidiaries has, during the preceding five years, received any written notice (A) of any violation of any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to any matter of pollution, protection of the environment, environmental regulation or control or Hazardous Substances on or under any of the Company's or any of its subsidiaries' properties or any other properties, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its subsidiaries' properties or any other properties or (D) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its subsidiaries' properties or any other properties, except in each case for the notices of events which will not have a material adverse effect on the Company. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. ss.9601(14)), (2) petroleum, including crude oil and any fractions thereof,
     (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos-containing material, (5) PCBs, or materials containing PCBs in excess of 50 ppm, and any material regulated as a medical waste or infectious waste.

          (iv) The Company and each of the subsidiaries have not entered into or agreed to any court decree or order and are not subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation or cleanup under any Environmental Law which individually or in the aggregate would have a material adverse effect on the Company.

          (v) Neither the Company nor any subsidiary has received any written notice of alleged noncompliance with any applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity that relate to occupational health and safety, other than relating to any matter that has been resolved or that the Company reasonably believes has been abandoned or which individually or in the aggregate would not have a material adverse effect on the Company.

          (k) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Filed SEC Documents, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, "Benefit Plans"). Except as set forth in
     Schedule 3.01(k) or as disclosed in the Filed SEC Documents, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries. There are no collective bargaining or other labor union agreements to which the Company or any of its subsidiaries is a party or by which any of them is bound. To the best knowledge of the Company, since January 1, 1994, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          (l) ERISA Compliance. (i) Schedule 3.01(l)(i) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has delivered to Parent true, complete and correct copies of
     (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code (as defined below).

          (ii) Except as disclosed in Schedule 3.01(l)(ii), all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. All amendments to Pension Plans required under ERISA and the Code to be adopted by the Company by December 31, 1994, have been adopted.

          (iii) No Commonly Controlled Entity has within the five year period immediately preceding the date of this Agreement maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

          (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 3.01(l)(iv), (1) no such Benefit Plan is unfunded or funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, (2) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code and (3) except as provided in writing in such plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time.

          (v) Schedule 3.01(l)(v) lists all outstanding Stock Options as of December 20, 1994, showing for each such Option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and
     (4) the exercise price.

          (vi) Except as provided in Section 5.07, in the agreements disclosed in Schedule 5.14 and with respect to the Stock Options listed on Schedule 3.01(l)(v), no employee of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

          (m) Taxes. Each of the Company and each of its subsidiaries has filed all tax returns and reports required to be filed by it and has paid (or the Company has paid on its behalf) all taxes required to be paid by it, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries, and no requests for waivers of the time to assess any such taxes are pending. None of the Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by the United States Internal Revenue Service for all years through 1993. Neither the Company nor any of its subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever.

          (n) No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
     Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation, their respective subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the 20% parachute excise tax of Section 4999(a) of the Code is imposed on such person. Schedule 3.01(n) sets forth the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each disqualified individual (defined as set forth above) whose Stock Options will vest pursuant to
     Section 5.07(a).

          (o) Title to Properties. (i) Except as set forth in Schedule 3.01(o), each of the Company and its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that, in the aggregate, do not and will not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth in Schedule 3.01(o) and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its subsidiaries to conduct its business as currently conducted.

          (ii) Except as set forth in Schedule 3.01(o), each of the Company and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not in the aggregate have a material adverse effect on the Company.

          (p) Intellectual Property. The Company and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its subsidiaries taken as a whole. Schedule 3.01(p) sets forth a description of all Intellectual Property Rights which are material to the conduct of the business of the Company and its subsidiaries taken as a whole. Except as set forth in
     Schedule 3.01(p), no claims are pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, except as set forth in Schedule 3.01(p), no person is infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right.

          (q) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (r) State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Merger and this Agreement and the transactions contemplated by this Agreement. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement.

          (s) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement are set forth in Schedule 3.01(s). The fees for Lehman Brothers Inc., and the fees for the Company's legal counsel, shall not exceed the respective amounts set forth on Schedule 3.01(s).

          (t) Opinion of Financial Advisor. The Company has received the opinion of Lehman Brothers Inc., dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.

          (u) Medicine Lodge Acquisition. The Company has provided Parent with a true and complete copy of the definitive documentation (including, without limitation, the acquisition agreement and related schedules) (the "Acquisition Materials") regarding the acquisition (the "Acquisition") by the Company of substantially all the assets that are utilized in the suture anchor soft tissue reattachment business of Medicine Lodge, Inc., a Delaware corporation ("Medicine Lodge"). The Company has delivered to Parent copies of all public filings or recordings ("Governmental Filings") made by or on behalf of the Company or Medicine Lodge in connection with the Acquisition. The Company is not aware of any material information related to the Acquisition or to Medicine Lodge that has not been previously disclosed to Parent in the Acquisition Materials.

          (v) Distribution Agreements. Schedule 3.01(v) is a complete list of all contracts or agreements and such Schedule contains a true and complete description of all arrangements or understandings, to which the Company or any of its subsidiaries is a party relating to the distribution, sale or marketing by third parties of the Company's or its subsidiaries' products or products licensed by the Company or its subsidiaries. The Company has made available to Parent and its representatives true and correct copies of all contracts and agreements to which the Company or any of its subsidiaries is a party relating to the distribution, sale or marketing by third parties of the Company's or its subsidiaries' products or products licensed by the Company or its subsidiaries.

     SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and By-laws and the Certificate of Incorporation and By-laws of Sub, in each case as amended to the date hereof.

          (b) Capital Structure. The authorized capital stock of Parent consists of 1,080,000,000 shares of Parent Common Stock and 2,000,000 shares of Preferred Stock without par value. At the close of business on December 20, 1994, (i) 642,938,413 shares of Parent Common Stock were issued and outstanding, (ii) 124,454,057 shares of Parent Common Stock were held by Parent in its treasury, and (iii) not more than 38,000,000 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding employee and director stock options to purchase shares of Parent Common Stock. Except as set forth above and for amounts which in the aggregate are not material, at the close of business on December 20, 1994, no shares of capital stock or other voting securities of the Parent were issued, reserved for issuance or outstanding. Other than the options referred to in clause (iii) above and as disclosed in Parent SEC Documents (as defined in Section 3.02(d)), as of the date of this Agreement, there are no material amounts of outstanding securities convertible into Parent Common Stock. All outstanding shares of capital stock of the Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, the authorized capital stock of Sub consists of 100 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

          (c) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by Parent and/or Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub, and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Parent or Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or
     (B) judgment, order or decree applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (ii) and clause (iii)(A), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations hereunder or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form under the HSR Act,
     (ii) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (d) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1993 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later Filed Parent SEC Document (as defined below), none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 95) for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Parent SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Parent.

          (e) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Filed Parent SEC Documents, since the date of the most recent unaudited financial statements included in the Filed Parent SEC Documents and through the date of this Agreement, Parent has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock (except for regular quarterly cash dividends) or (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

          (g) Litigation. As of the date of this Agreement, except as disclosed in the Filed Parent SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Parent, nor is there any judgment, decree, injunction, rule or order of any Government Entity or arbitrator outstanding against Parent or any of its subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

          (h) Compliance with Laws. Except as disclosed in the Filed Parent SEC Documents, Parent and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on Parent. Each of Parent and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default individually or in the aggregate would not have a material adverse effect on Parent.

          (i) Brokers. No broker, investment banker, financial advisor or other person, other than J.P. Morgan & Co., Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

          (j) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

     SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, other than with respect to the issuance, exercise or redemption of the Rights, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent,

     (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms);

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;

          (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to the Company or any direct or indirect wholly owned subsidiary of the Company or (B) advances to employees in accordance with past practice;

          (vii) except for the items listed on Schedule 4.01(a)(vii), make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000;

          (viii) make any material tax election or settle or compromise any material income tax liability;

          (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party;

          (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any subsidiary is a party, waive, release or assign any material rights or claims;

          (xi) enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of the Company's or its subsidiaries' products or products licensed by the Company or its subsidiaries;

          (xii) except as required to comply with applicable law, (A) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) except as permitted in clause (B), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or

     Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan; or

          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied (subject to the Company's right to take action specifically permitted by Section 4.02).

          (c) Certain Tax Matters. From the date hereof until the Effective Time, (i) the Company and its subsidiaries will file all tax returns and reports ("Post-Signing Returns") required to be filed; (ii) the Company and its subsidiaries will timely pay all taxes shown as due and payable on the Company and its subsidiaries' Post-Signing Returns that are so filed; (iii) the Company and its subsidiaries will make provision for all taxes payable by the Company and its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; and (iv) the Company and its subsidiaries will promptly notify Parent of any action, suit, proceeding, claim or audit pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a significant adverse effect on the Company's tax liabilities or tax attributes.

     SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, (i) solicit, initiate or encourage the submission of, any takeover proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal; provided, however, that prior to the Stockholders Meeting (as defined in Section 5.01(b)), to the extent required by the fiduciary obligations of the Board of Directors of the Company, determined in good faith by a majority of the disinterested members thereof based on the advice of independent counsel, the Company may, (A) in response to an unsolicited takeover proposal and subject to compliance with Section 4.02(c), furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company's independent counsel) and discuss such information (but not the terms of any possible takeover proposal) with such person and (B) upon receipt by the Company of an unsolicited takeover proposal, and subject to compliance with Section 4.02(c), participate in negotiations regarding such takeover proposal. For purposes of this Agreement, "takeover proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its subsidiaries or more than a 20% interest in any voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

     (b) Except as set forth herein, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any takeover proposal or (iii) enter into any agreement with respect to any takeover proposal. Notwithstanding the foregoing, prior to the Stockholders Meeting, the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the disinterested members thereof based on the advice of independent counsel, may (subject to the following sentences), withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any superior proposal (as defined below), enter into an agreement with respect to such superior proposal or terminate this Agreement, in each case at any time after the second business day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company has received a superior proposal, specifying the material terms and conditions of such superior proposal and identifying the person making such superior proposal (it being understood that any amendment to a superior proposal shall necessitate an additional two business day period). In addition, if the Company proposes to enter into an agreement with respect to any takeover proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to Parent the Expenses (as defined in Section 5.10(c)) and the Termination Fee (as defined in Section 5.10(b)). For purposes of this Agreement, "superior proposal" means a bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company, and otherwise on terms which a majority of the disinterested members of the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested members, is reasonably capable of being financed by such third party.

     (c) In addition to the obligations of the Company set forth in paragraph
(b), the Company promptly shall advise Parent orally and in writing of any request for information or of any takeover proposal, or any inquiry with respect to or which could lead to any takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry, and the identity of the person making any such takeover proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such takeover proposal or inquiry.

     (d) Nothing contained in this Section 4.02 shall prohibit the Company from
(i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the disinterested members of the Board of Directors of the Company, after consultation with independent counsel, failure to so disclose would be inconsistent with applicable laws; provided that the Company does not, except in accordance with the provisions of Section 4.02(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, a takeover proposal.

                                   ARTICLE V

                             Additional Agreements

     SECTION 5.01. Preparation of Form S-4 and the Proxy Statement; Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Stock Option Plans. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Proxy Statement.

     (b) The Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving and adopting this Agreement. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, except to the extent that the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 4.02(b). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any takeover proposal or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

     SECTION 5.02. Letter of the Company's Accountants. The Company shall use its reasonable efforts to cause to be delivered to Parent a letter of Price Waterhouse, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.03. Letter of the Parent's Accountants. Parent shall use its reasonable efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, and in the form customarily given to underwriters in securities offerings of the Parent in the past.

     SECTION 5.04. Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any confidential information in accordance with the Confidentiality Agreement dated as of November 16, 1994, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement").

     SECTION 5.05. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions,waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity (except that Parent shall not be required to dispose of any assets in order to obtain any such waiver, consent or approval), (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. Nothing herein shall limit or affect the Company's taking actions specifically permitted by Section 4.02(b).

     (b) The Company shall give prompt notice to Parent, and Parent and Sub or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     SECTION 5.06. Rights Agreement. The Company shall take all action necessary to promptly execute the Rights Agreement and issue the Rights. The Company shall take all necessary action to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that
(y) neither Parent nor any of its affiliates is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (z) a Distribution Date (as defined in the Rights Agreement) does not occur by reason of the consummation of the Merger, or the consummation of the other transactions contemplated by this Agreement. The Board of Directors of the Company shall also take all further action (in addition to that referred to above) requested in writing by Parent (includ-ing redeeming the Rights immediately prior to the Effective Time or amending the Rights Agreement) in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as requested in writing by Parent, the Board of Directors of the Company shall not
(i) amend the Rights Agreement or (ii) take any action with respect to, or make any determination under, the Rights Agreement (including a redemption of the Rights) including any action to facilitate a takeover proposal; provided that any such action may be taken simultaneously with entering into an agreement pursuant to Section 4.02(b); and, provided, further, that the Company's Board of Directors may delay, pursuant to Section 3(a)(ii) of the Rights Agreement, without the consent of Parent, the occurrence of a Distribution Date in the event of an announcement of an intention to commence a tender offer or exchange offer.

     SECTION 5.07. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Option Plans) shall adopt such resolutions or take such other actions as may be required to effect the following with respect to all options not exercised prior to the Closing Date:

          (i) adjust the terms of all stock options to purchase shares of Company Common Stock ("Stock Options") granted under the Company's stock option plans (collectively, the "Stock Option Plans"), to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be immediately exercisable in full and deemed to constitute an option to acquire, on substantially the same terms and conditions (including full exercisability), as were applicable under such Stock Option, the same number of shares of Parent Common Stock as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Stock Option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (z) the number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option; provided, however, that (i) no certificate or script representing fractional shares of Parent Common Stock shall be issued upon the exercise of any Stock Option as adjusted pursuant to this Section 5.07, (ii) any such fractional share will not entitle the owner thereof to vote or to any rights of a stockholder of Parent and (iii) each holder of any Stock Option who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all such holder's Stock Options adjusted pursuant to this Section 5.07) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the closing price of Parent Common Stock on the NYSE Composite Tape (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the trading date immediately preceding the date such Stock Options are exercised; provided further that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Section 422 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with
     Section 424(a) of the Code; and

          (ii) make such other changes to the Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).

     (b) All Stock Option Plans shall terminate as of the Effective Time and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Stock Option or any participant in any Stock Option Plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation, except as provided in Section 5.07(a).

     (c) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Stock Option Plans and the agreements evidencing the grants of such Stock Options shall continue in effect on the same terms and conditions (subject to the acceleration of vesting and other adjustments required by this Section 5.07 after giving effect to the Merger). Except as otherwise provided in this Section 5.07, Parent shall comply with the terms of the Stock Option Plans and ensure, to the extent required by, and subject to the provisions of such Stock Option Plans, that the Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

     (d) Parent agrees to use reasonable efforts to take such actions as are necessary for the conversion of the Stock Options of the Company in accordance with this Section 5.07, including (i) the reservation, issuance and listing of

Parent Common Stock as is necessary to effectuate the transactions contemplated by Section 5.07(a), (ii) entering into such agreements as are necessary to assume such Stock Options and (iii) the filing of a registration statement on Form S-8, if necessary, to facilitate the public sale of stock issuable upon the exercise of such Stock Options.

     (e) A holder of a Stock Option adjusted in accordance with this Section
5.07 may exercise such adjusted Stock Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Stock Option Plan.

     SECTION 5.08. Continuation of Benefits. (a) Subject to Sections 5.08(b) and 5.08(c), it is Parent's current intention that, following the Effective Time, the Surviving Corporation will provide pension, health and welfare benefits to employees of the Company and its subsidiaries who continue their employment after the Effective Time (each, a "Continuing Employee") which are generally comparable in the aggregate to such benefits provided to other similarly situated employees of Parent and its subsidiaries.

     (b) Parent will cause the Surviving Corporation to recognize the service of each Continuing Employee through the Effective Time as if such service had been performed with Parent for purposes of eligibility and vesting (but not benefit accrual) under Parent's defined benefit pension plan if provided by the Surviving Corporation for the benefit of Continuing Employees, for purposes of eligibility and vesting under Parent's 401(k) plan if so provided and for purposes of eligibility for vacation under Parent's vacation program if so provided, but not for purposes of any other Benefit Plan.

     (c) Parent will cause the Surviving Corporation to continue for the six month period immediately following the Effective Time the informal severance plan of the Company as described in Schedule 3.01(l)(i), but not in respect of those persons listed in Schedule 5.14 and not in respect of voluntary termination or termination for cause.

     SECTION 5.09. Indemnification and Insurance. (a) The certificate of incorporation and by-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's certificate of incorporation and by-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company.

     (b) For six years from the Effective Time, Parent shall, unless Parent agrees in writing to guarantee the indemnification obligations set forth in
Section 5.09(a), maintain in effect the current level and scope of directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent).

     (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.09. In the event the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent will either guarantee the indemnification obligations referred to in Section 5.09(a) or take such other action to ensure that the ability of the Surviving Corporation to satisfy such indemnification obligations will not be diminished in any material respect.

     (d) This Section 5.09 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     SECTION 5.10. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

     (b) The Company shall promptly pay, or cause to be paid, to Parent a fee of $5,000,000 (the "Termination Fee"), payable in same day funds, plus all Expenses, if this Agreement is terminated (x) by Parent or Sub under Section 7.01(c) or (y) by the Company pursuant to Section 7.01(d).

     (c) For purposes of this Section 5.10, "Expenses" means all out-of-pocket fees and expenses incurred or paid by or on behalf of Parent or any of its affiliates in connection with the Merger or any of the transactions contemplated by this Agreement, including all reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Parent or any or its affiliates; provided, however, that the Company shall not be obligated to make payments pursuant to this Section 5.10 in excess of $1,000,000 in the aggregate. The amount of Expenses so payable shall be the amount set forth in an estimate delivered by Parent, subject to upward or downward adjustment upon delivery of reasonable documentation therefor.

     SECTION 5.11. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or the Nasdaq National Market. The parties agree that (a) the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.12. Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

     SECTION 5.13. Stock Exchange Listing. To the extent Parent does not issue treasury shares in the Merger or under Stock Option Plans which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Stock Option Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.14. Employment Agreements. Promptly following the Effective Time, Parent shall assume, and agrees to perform each obligation under, the employment agreements set forth on Schedule 5.14, in each case to the extent necessary to comply with the provisions of Section 6(a) of each such agreement.

                                   ARTICLE VI

                              Conditions Precedent

     SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

          (b) NYSE Listing. The shares of Parent Company Stock issuable to the Company's stockholders pursuant to this Agreement and under the Stock Option Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.12 an executed copy of an agreement substantially in the form of Exhibit B hereto.

          (d) Tax Opinion. The opinion of Cravath, Swaine & Moore, counsel to Parent, in substantially the form set forth in Exhibit C, and based on certain letters provided by Parent and Sub and the Company, respectively, in the forms set forth in Exhibits D and E to this Agreement dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company, shall not have been withdrawn or modified in any material respect.

          (e) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and its subsidiaries, taken as a whole.

          (f) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is likely to result in any material adverse change) in the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (c) Tax Opinion. The opinion of Fulbright & Jaworski L.L.P., counsel to the Company, in substantially the form set forth in Exhibit F, and based on certain letters provided by Parent and Sub and the Company, respectively, in the forms set forth in Exhibits D and E to this Agreement dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company, shall not have been withdrawn or modified in any material respect.

          (d) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change (or any development that, insofar as reasonably can be foreseen, is likely to result in any material adverse change) in the business, properties, assets, financial condition or results of operations of the Parent and its subsidiaries, taken as a whole.

                                  ARTICLE VII

                       Termination, Amendment and Waiver

     SECTION 7.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if, upon a vote at a duly held Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained;

               (ii) if the Merger shall not have been consummated on or before September 30, 1995, unless the failure to consummate the Merger is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of the Stockholders Meeting; or

               (iii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (c) by either Parent or Sub:

               (i) if, prior to the Stockholders Meeting, a takeover proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make a takeover proposal is publicly disclosed or communicated to the Company) and (x) the requisite approval of the Company's stockholders for the Merger is not obtained at such Stockholders Meeting, (y) the Stockholders Meeting does not occur prior to the termination of this Agreement pursuant to Section 7.01(b)(ii) or (z) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified its approval or recommendation of the Merger or this Agreement, or approved or recommended any takeover proposal; or

               (ii) if the Company shall have entered into any agreement with respect to any superior proposal in accordance with Section 4.02(b); or

          (d) by the Company in connection with entering into a definitive agreement in accordance with Section 4.02(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Expenses and Termination Fee required hereunder.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), Section 3.02(i), Section 5.10, this Section 7.02 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               General Provisions

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Sub, to

         Johnson & Johnson
         One Johnson & Johnson Plaza
         New Brunswick, NJ 08933

         Attention: James R. Hilton, Esq.

         with a copy to:

         Cravath, Swaine & Moore
         Worldwide Plaza
         825 Eighth Avenue
         New York, NY 10019

         Attention: Robert A. Kindler, Esq.

     (b) if to the Company, to

         Mitek Surgical Products, Inc.
         60 Glacier Drive
         Westwood, MA 02090

         Attention: Kenneth W. Anstey

         with a copy to:

         Fulbright & Jaworski L.L.P.
         666 Fifth Avenue
         New York, NY 10103

         Attention: Merrill M. Kraines, Esq.

     SECTION 8.03. Definitions. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, financial condition or results of operations of such party and its subsidiaries taken as a whole;

          (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

         (e)  "superior proposal" has the meaning assigned thereto in
         Section 4.02; and

          (f) "takeover proposal" has the meaning assigned thereto in Section 4.02.

     SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit orSchedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II,
Section 5.07 and Section 5.09, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or the State of New York or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or the State of New York or any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or the State of New York or a Delaware state court.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                   JOHNSON & JOHNSON


                                           JAMES T. LENEHAN
                                   by___________________________________
                                     Name:    James T. Lenehan
                                     Title:   Executive Committee Member


                                   MTS MERGER CORP.


                                           PHILIP CARNE
                                   by__________________________________
                                     Name:    Philip Carne
                                     Title:   President


                                   MITEK SURGICAL PRODUCTS, INC.


                                           KENNETH ANSTEY
                                   by__________________________________
                                     Name:    Kenneth Anstey
                                     Title:   President/CEO

                                                                        ANNEX II

                        OPINION OF LEHMAN BROTHERS INC.

                                LEHMAN BROTHERS
January 3, 1995

Board of Directors
Mitek Surgical Products, Inc.
60 Glacier Drive
Westwood, MA 02090

Members of the Board:

         We understand that Mitek Surgical Products, Inc. (the "Company") and Johnson & Johnson ("Johnson & Johnson") have entered into an Agreement and Plan of Merger dated as of January 3, 1995 (the "Agreement") pursuant to which the Company will be merged with and into a newly formed, wholly owned subsidiary of Johnson & Johnson and each issued and outstanding share of common stock of the Company will be converted into the right to receive shares of common stock of Johnson & Johnson (the "Proposed Transaction"). Under the Agreement, each share of common stock of the Company will be converted into the right to receive that number of shares of common stock of Johnson & Johnson equal to the amount obtained by dividing $30.00 by the average closing price of Johnson & Johnson common stock, as reported on the New York Stock Exchange Composite Tape, for the ten (10) trading days immediately preceding the Closing Date (the "Exchange Ratio"); provided, however, that in no event shall the Exchange Ratio be greater than 0.6161 or less than 0.5041. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement.

         We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

         In arriving at our opinion, we reviewed and analyzed: (1) the Agreement, (2) publicly available information concerning the Company which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects (including, without limitation, projections for the fiscal years 1994 through 1999) of the Company furnished to us by the Company, (4) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant, (5) a trading history of the Company's common stock from October 25, 1991 to the present and a comparison of that trading history with those of other companies which we deemed relevant, (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions which we deemed relevant, (7) publicly available information concerning Johnson & Johnson which we believe to be relevant to our inquiry, (8) a comparison of the historical financial results and present financial condition of Johnson & Johnson with those of other companies which we deemed relevant, (9) a trading history of Johnson & Johnson's common stock from December 9, 1991 to the present and a comparison of that trading history with those of other companies which we deemed relevant, (10) an analysis of the potential earnings accretion or dilution to Johnson & Johnson from the Proposed Transaction based on publicly available estimates from research analysts of future earnings of Johnson & Johnson, (11) a review of other potential purchasers for the Company's businesses, including an assessment of business fit with the Company, ability to finance a transaction and such other considerations as we deemed relevant, and (12) a comparison of an expected range of total returns to the Company's shareholders from the consideration to be offered in the Proposed Transaction with a range of expected returns to the Company's shareholders from a continued investment in the Company's common stock. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition and prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have conducted only a limited physical inspection of certain of the properties and facili-ties of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company or Johnson & Johnson. In particular, we have not conducted independent due diligence on the Company's acquisition of Medicine Lodge, Inc. and have relied on the Company for a description of the business and assets of Medicine Lodge, Inc. and its expected contribution to the Company's overall operations, financial condition and prospects. In addition, in arriving at our opinion, with the consent of the Company we have relied solely upon publicly available information with respect to Johnson & Johnson and have not had access to any projections or business plans for Johnson & Johnson or any other non-public information regarding Johnson & Johnson's business, operations, financial condition or prospects, including any discussions with members of Johnson & Johnson's management. Furthermore, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

         Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the stockholders of the Company in the Proposed Transaction is fair to such stockholders.

         We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities which may arise out of the rendering of this opinion.

         This opinion is solely for the use and benefit of the Board of Directors of the Company and shall not be disclosed publicly or made available to, or relied upon by, any third party without our prior approval. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                             Very truly yours,

                                             LEHMAN BROTHERS

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

         The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

         The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

         The By-laws of the Registrant provide that to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. These provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive any Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

         The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)Exhibits

2     --   Agreement and Plan of Merger (attached as Annex I to the Proxy
           Statement/Prospectus).

3.1   --   Restated Certificate of Incorporation of the Registrant (incorporated by reference to Registrant's Form 10-K Annual Report for the year ended January 3, 1993).

3.2   --   By-laws of the Registrant (incorporated by reference to Registrant's
             Form 10-K Annual Report for the year ended January 3, 1993).

3.3   --   Certificate of Amendment to the Certificate of Incorporation of the
             Registrant dated May 20, 1992, (incorporated by reference to Registrant's Form 10-K Annual Report for the year ended January 3,
             1993).

5*    --   Opinion of George S. Frazza, Esq. regarding the legality of the
             Common Stock.

8.1*  --   Form of opinion of Cravath, Swaine & Moore regarding certain tax matters.

8.2*  --   Form of opinion of Fulbright & Jaworski L.L.P. regarding certain tax matters.

21*   --   Subsidiaries of Registrant.

23.1* --   Consent of Coopers & Lybrand L.L.P.

23.2  --   Consent of Price Waterhouse LLP

23.3* --   Consent of George S. Frazza, Esq. (included in Exhibit 5).

23.4* --   Consent of Cravath, Swaine & Moore.

23.5* --   Consent of Fulbright & Jaworski L.L.P.

23.6* --   Consent of Lehman Brothers Inc.

24*   --   Power of Attorney.

99.1* --   Proxy Card.

* Previously filed.



ITEM 22. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (e) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4;

         (f) that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

         (h) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

         (i) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey, on the 27th day of February, 1995.

                                             JOHNSON & JOHNSON,

                                             by GEORGE S. FRAZZA
                                                -----------------------------
                                                George S. Frazza




         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                       Title                              Date
    ---------                       -----                              ----


          *
- -----------------------    Chairman, Board of Directors        February 27, 1995
    (R. S. Larsen)           and Chief Executive Officer,
                             and Director (Principal Executive
                             Officer)

          *
- -----------------------    Vice President--Finance and         February 27, 1995
    (C. H. Johnson)          Director (Principal Financial
                             Officer)

          *
- -----------------------    Controller                          February 27, 1995
    (A. W. Roulston)

          *
- -----------------------    Director                            February 27, 1995
     (J. W. Black)


- -----------------------    Director
     (G. N. Burrow)

          *
- -----------------------    Director                            February 27, 1995
     (J. G. Cooney)

- -----------------------    Director
     (P. M. Hawley)

- -----------------------     Director
     (A. D. Jordan)

          *
- -----------------------     Director                           February 27, 1995
     (A. G. Langbo)

          *
- -----------------------     Director                           February 27, 1995
     (P. N. Larson)

          *
- -----------------------     Director                           February 27, 1995
      (J. S. Mayo)

- -----------------------     Director
     (T. S. Murphy)

          *
- -----------------------     Director                           February 27, 1995
     (P. J. Rizzo)

          *
- -----------------------     Director                           February 27, 1995
     (M. F. Singer)

          *
- -----------------------     Director                           February 27, 1995
     (R. B. Smith)

          *
- -----------------------     Director                           February 27, 1995
     (R. N. Wilson)

*By JAMES R. HILTON
- -----------------------
  (James R. Hilton,
  Attorney-in-Fact)

                                 EXHIBIT INDEX

Item                                                                        Page
- ----                                                                        ----
         (a) Exhibits

2     --   Agreement and Plan of Merger (attached as Annex I to the Proxy
             Statement/Prospectus).
3.1   --   Restated Certificate of Incorporation of the Registrant
             (incorporated by reference to Registrant's Form 10-K Annual Report for the year ended January 3, 1993).

3.2   --   By-laws of the Registrant (incorporated by reference to
             Registrant's Form 10-K Annual Report for the year ended January 3, 1993).

3.3   --   Certificate of Amendment to the Certificate of Incorporation
             of the Registrant dated May 20, 1992, (incorporated by reference to Registrant's Form 10-K Annual Report for the year ended January 3, 1993).


5*    --   Opinion of George S. Frazza, Esq. regarding the legality of the
             Common Stock.

8.1*  --   Form of opinion of Cravath, Swaine & Moore regarding certain tax matters.

8.2*  --   Form of opinion of Fulbright & Jaworski L.L.P. regarding certain tax matters.

21*   --   Subsidiaries of Registrant.

23.1* --   Consent of Coopers & Lybrand L.L.P.

23.2  --   Consent of Price Waterhouse LLP

23.3* --   Consent of George S. Frazza, Esq. (included in Exhibit 5).

23.4* --   Consent of Cravath, Swaine & Moore.

23.5* --   Consent of Fulbright & Jaworski L.L.P.

23.6* --   Consent of Lehman Brothers Inc.

24*   --   Power of Attorney.

99.1* --   Proxy Card.

* Previously filed.